UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTHRIM BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3111 C Street
Anchorage, AK 99503
April 16, 2025
Dear Shareholder:
I am pleased to invite you to attend the Northrim BanCorp, Inc. (the "Company") Annual Shareholders’ Meeting (the "Annual Meeting") where you will have the opportunity to hear about our 2024 operations and our plans for 2025. The Annual Meeting will be on Thursday, May 22, 2025, at 9 A.M. Alaska Daylight Time. The Annual Meeting will be a completely “virtual meeting" of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRIM2025. You will need to have your 16-Digit Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. Please keep your 16-Digit Control Number in a safe place so it is available to you for the Annual Meeting.
You will find additional information concerning the Company and our operations in the enclosed 2024 Annual Report and Form 10-K, which includes our audited financial statements for the year ended December 31, 2024.
Your opinion and your vote are very important to us. Please sign and return your proxy card, which is included with this document, as soon as possible. If you choose to attend the Annual Meeting online, voting by proxy will not prevent you from voting electronically; however, if you are unable to attend online, voting by proxy will ensure that your vote is counted.
Thank you for your continued support of the Company. If you have any questions, please feel free to contact the Corporate Secretary at (907) 562-0062 or (800) 478-2265.
Sincerely,
Joseph M. Schierhorn
Chairman

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held Online at www.virtualshareholdermeeting.com/NRIM2025 on May 22, 2025
Notice is hereby given that Northrim BanCorp, Inc. (the "Company") will hold its 2025 Annual Shareholders’ Meeting (the "Annual Meeting") at 9 A.M. Alaska Daylight Time, on Thursday, May 22, 2025 at www.virtualshareholdermeeting.com/NRIM2025. The Annual Meeting will be a completely “virtual meeting" of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRIM2025. You will need to have your 16-Digit Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to participate in the Annual Meeting. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:
1)    To elect thirteen directors nominated by the Company's Board of Directors (the "Board") for a term ending at the 2026 Annual Shareholders' Meeting or such other date as their successors may be elected and qualified;
2)     To approve the Company's 2025 Stock Incentive Plan;
3) To approve, by nonbinding vote, the compensation of the named executive officers as disclosed in these materials;
4)    To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2025; and
5)    To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Shareholders owning the Company's shares of common stock at the close of business on March 28, 2025 are entitled to receive notice of and to vote online during the Annual Meeting or any adjournment or postponement of that meeting.
The Board recommends that shareholders vote "FOR" the slate of nominees to the Board outlined in this proxy statement; "FOR" approval of the Company's 2025 Stock Incentive Plan; "FOR" the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement; and "FOR" the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.
By order of the Board of Directors,
/s/ Stefan Saldanha
Stefan Saldanha
Corporate Secretary
April 16, 2025
Whether or not you plan to attend the Annual Meeting online, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote using the Internet by following the instructions described in the enclosed proxy statement. Your vote is important to us. If you participate in the Annual Meeting online, you may vote your shares online if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503
PROXY STATEMENT
The Board is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
The Board set March 28, 2025, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote online during the Annual Meeting, with each share entitled to one vote. There were 5,520,880 shares of the Company's common stock outstanding as of the record date.
Voting materials, which include this proxy statement dated April 16, 2025, a proxy card, the 2024 Annual Report and the Company’s Annual Report on Form 10-K, are first being mailed to shareholders on or about April 16, 2025, unless the shareholder has elected electronic delivery. If the shareholder has elected electronic delivery, we have provided a notice of Internet availability of proxy materials which contains instructions on how to access proxy materials via the Internet or how to request a printed set of proxy materials. Additionally, this Proxy Statement, the 2024 Annual Report and the Company's Annual Report on Form 10-K are available at www.northrim.com by clicking the "Investor Relations" link. In accordance with Securities and Exchange Commission rules, our proxy materials posted on both our website and the website described below do not contain any cookies or other tracking features.
INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****
Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting
To be Held Online at www.virtualshareholdermeeting.com/NRIM2025 on May 22, 2025
Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders over the internet.
The Proxy Statement and Annual Report to Shareholders are available at
www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL SHAREHOLDERS’ MEETING
______________________________________________________________________________________________________
Why is the Annual Meeting being held online?
As permitted by the Company’s Bylaws, as amended (the "Bylaws"), we will utilize the virtual meeting format for the Annual Meeting in order to facilitate and increase shareholder attendance and participation by enabling shareholders to participate fully and equally from any location around the world, at no cost. We believe that the use of the virtual annual meeting format is the right choice for the Company under the circumstances, as it not only brings cost savings to the Company and our shareholders, but also increases our ability to engage with all shareholders, regardless of their size, resources, or physical location. We view the virtual meeting format as consistent with our commitment to shareholder engagement as one of our tools by which to further reach our shareholder base. A virtual meeting is also environmentally friendly and in line with our commitment to sustainable business practices.

We remain sensitive to concerns regarding virtual meetings generally from investor advisory groups and other shareholder rights advocates who have voiced concerns that virtual meetings may diminish shareholder voice or reduce accountability. Our Bylaws provide that our annual meetings may be held virtually, by means of remote communication, and our virtual shareholder meeting guidelines provide that (i) we implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting is a shareholder or proxy holder, (ii) we implement reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) we maintain a record of any votes or other action taken by shareholders or proxy holders at the meeting. Accordingly, the procedures for our virtual meeting format comply with these requirements, and in fact, we believe that our format enhances, rather than constrains, shareholder access, participation and communication. For example, the online format allows shareholders to communicate with us during the meeting so they can ask appropriate questions of our Board or management in accordance with the rules of conduct for the meeting. A further description regarding this process can be found under “Questions and Answers About Voting and the Annual Shareholders’ Meeting - How Do I Attend and Participate in the Annual Meeting.” During the live Q&A session of the meeting, we will answer questions as they come in, as time permits.

See “Questions and Answers About Voting and the Annual Shareholders’ Meeting - How Do I Attend and Participate in the Annual Meeting” in this proxy statement for more information regarding this year’s virtual Annual Meeting. In addition, information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct at the Annual Meeting, and procedures for posting appropriate questions received during the Annual Meeting, will be available on our website at www.northrim.com under "Investor Relations." Similarly, matters addressing technical and logistical issues, including technical support during the Annual Meeting and related to accessing the Annual Meeting’s virtual meeting platform, will be available at www.virtualshareholdermeeting.com/NRIM2025.

Why am I receiving this proxy statement and proxy card?
You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote at the Annual Meeting.
When you sign the proxy card, you appoint the persons named in the proxy, Messrs. Michael G. Huston and Jed W. Ballard, as your representatives at the Annual Meeting, and those persons will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the Annual Meeting online.
Who is soliciting my proxy, and who is paying the cost of solicitation?
The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the "Bank"), may solicit proxies by telephone, facsimile, the Internet, and personal contact.
The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

How do I attend and participate in the Annual Meeting?
Our completely virtual Annual Meeting will be conducted on the internet via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NRIM2025. You also will be able to vote your shares online during the Annual Meeting.
All shareholders of record as of March 28, 2025, or their duly appointed proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 9:00 A.M. Alaska Daylight Time. We encourage you to access the meeting prior to the start time. Online access will begin at 8:45 A.M. Alaska Daylight Time.
The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a robust internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/NRIM2025. You will need the 16-Digit Control Number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Even if you plan to participate in the Annual Meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum at the Annual Meeting.
Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/NRIM2025, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding matters irrelevant to the Company’s business, material non-public information, related to threatened or ongoing litigation, repetitious statements, or personal matters, are not pertinent to meeting matters and therefore will not be answered.
What if I experience technical difficulties with attending the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

What am I voting on, and what vote is required for approval?
At the Annual Meeting, you will be asked to vote on:
●    the election of thirteen directors to serve on the Board until the 2026 Annual Shareholders' Meeting or until their successors have been elected and have qualified ("Proposal 1");
●    approval of the Northrim BanCorp 2025 Stock Incentive Plan ("Proposal 2");
●    a non-binding advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement ("Proposal 3"); and,
●    the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2025 ("Proposal 4").
All proposals will require the affirmative vote of a majority of the Company's shareholders online or represented by a duly executed proxy at the Annual Meeting.

Who is entitled to vote?
Only shareholders who owned the Company’s common stock as of the close of business on the record date, March 28, 2025, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Shares may be voted online or by submitting an executed proxy card to the Company.
How do I vote, and how are the votes counted?
Registered shareholders may vote online during the Annual Meeting, on the Internet, or by mail.
●    Voting Online during the Annual Meeting. If you attend the Annual Meeting online, you may vote as instructed at the Annual Meeting. However, if you hold your shares in street name (that is, through a broker/dealer or other nominee), you will need to have with you during the Annual Meeting a proxy delivered to you by such nominee reflecting your share ownership as of the record date and your 16-Digit Control Number.
●    Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You will need your proxy when you access the website.
●    Voting by Mail. Complete, date, sign, and mail the proxy in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy, your shares will be voted at the Annual Meeting as you instruct. Please see the proxy for voting instructions.
If you own your shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available. If your shares are registered in your own name and you attend the Annual Meeting online, you may vote online during the Annual Meeting, prior to the vote being closed. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote online during the Annual Meeting will need to obtain a proxy from the broker or nominee that holds their shares. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this proxy statement, including your 16-Digit Control Number. If you own your shares through a broker or other nominee, you cannot vote online during the Annual Meeting unless you receive a proxy card, including a 16-Digit Control Number, from the broker or nominee.
Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, March 28, 2025. With regard to the election of directors, you may cast your vote in favor of some or all of the nominees, or you may withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. On other proposals, you can "abstain." If you abstain, your shares will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal. Shareholders may not cumulate their votes for the election of directors, i.e. it is not permitted to vote your shares thirteen times for a single director.
If your shares are held in street name, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At the Annual Meeting, if the broker or nominee is not given specific voting instructions, the shares may not be voted on Proposal 1, Proposal 2, or Proposal 3 by the broker or nominee in their own discretion, and the votes will be "broker non-votes," which will have the effect of excluding your vote from the tallies. However, in these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for determining whether a quorum is present. We expect that brokers or nominees will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 4 to ratify the Company’s selected independent registered public accounting firm, but abstentions will have the effect of a vote against the Proposal 4.
If your shares are held of record in your own name and you do not vote, your shares will not be voted.
What does it mean if I receive more than one proxy card?
It means that you hold shares in multiple accounts. Please complete and return all proxies (either by mail or over the Internet) to ensure that your shares are all voted in accordance with your instructions.

Can I change my vote after I return my proxy card?
Yes. If the enclosed proxy is duly executed and received in time for the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy "FOR" the thirteen director nominees listed in the proxy statement, "FOR" the approval of the Company's 2025 Stock Incentive Plan, "FOR" the approval of the compensation of the named executive officers, and "FOR" the ratification of the Company’s independent registered public accounting firm. If you grant a proxy, you may revoke it at any time before its exercise by submitting a second proxy with a subsequent date either over the Internet or by mail to the attention of the Corporate Secretary at P.O. Box 241489, Anchorage, AK 99524-1489 or by announcing your revocation to the Corporate Secretary online during the Annual Meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.
Can I vote on other matters or submit a proposal to be considered at the Annual Meeting?
The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.
For shareholders seeking to include proposals in the proxy materials for the 2026 Annual Meeting, including nominations for director candidates, the proposing shareholder or shareholders must comply with our Bylaws, all applicable regulations, including Rule 14a-8 and Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the proposals must be received by the Corporate Secretary of the Company on or before January 21, 2026. Upon receipt of such proposal, the Company will determine whether to include the proposal in its proxy materials for the 2026 Annual Meeting in accordance with the Bylaws and applicable law. Shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees under Rule 14a-19 of the 1934 Act must comply with the requirements of the Company's Bylaws, including providing the notice required under Rule 14a-19 by January 21, 2026 and complying with the requirements of Rule 14a-19 and Section 2.2 of the Company's Bylaws. The Company will disregard any proxies solicited for a shareholder's director nominees if such shareholder fails to comply with such requirements. Shareholder proposals should be sent to the attention of the Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489. A further description regarding this process can be found under "Information Concerning Shareholder Proposals and Director Nominations."
How many votes are needed to hold the Annual Meeting?
A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Annual Meeting if a shareholder is online and votes online during the Annual Meeting or has properly submitted an executed proxy card either over the Internet or by mail. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. As of March 28, 2025, the record date for the Annual Meeting, 5,520,880 shares of the Company’s common stock were outstanding and eligible to vote.
How many shares are owned by the Directors and Executive Officers?
All directors and named executive officers of the Company as a group (comprised of 16 individuals) beneficially held 219,630 shares of the Company's common stock as of March 31, 2025, representing approximately 3.9% of the outstanding common stock of the Company.
Where and when will I be able to find the results of the voting?
The results of the voting will be announced at the Annual Meeting. Final results will be disclosed in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the conclusion of the Annual Meeting.
How do I communicate with Directors?
The Board provides a process for shareholders to send communications to the Board or any of the individual directors. Shareholders may send communications to the Board or any of the directors at c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

PROPOSAL 1: ELECTION OF DIRECTORS
______________________________________________________________________________________________________
General Information
How many directors are nominated?
The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than twenty-five directors. Currently, the Board consists of thirteen directors, and the Board has set the number of directors to be elected at the Annual Meeting at thirteen.
Who are the nominees?
The Board has nominated the individuals listed on the following pages for election as directors for a one year term expiring at the 2026 Annual Shareholders' Meeting or until their successors have been elected and qualified. If any nominee declines or becomes unable to serve as a director before the Annual Meeting, the Board will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will decline or be unable to serve.
It is the Company’s policy to encourage director nominees up for election at the Annual Meeting to attend the Annual Meeting. All directors up for election at the Annual Meeting attended the 2024 Annual Shareholders’ Meeting, except for Shauna Hegna who was not yet a member of the Board as of the date of the 2024 Annual Shareholders' Meeting.
Information about the Nominees
The following table provides certain information about the nominees for director, including age, principal occupation(s), and public company directorships held during the past five years, and year first elected a director of the Company. All of the nominees are presently directors of the Company and the Bank. There are no family relationships among any of our current directors, director nominees, or executive officers. All of the nominees, with the exception of Messrs. Schierhorn and Huston are deemed by the Board to be independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Name/Age	Occupation of Nominee During Past Five Years
Anthony J. Drabek, 77 Director Since: 1991	Since 2019	Director, Koniag, Inc., an Alaska Native Corporation
	1989 to 2010	President and Chief Executive Officer, Natives of Kodiak, Inc., an Alaska Native Corporation
	2001 to 2010	President, Koncor Forest Products Co.

Karl L. Hanneman, 67 Director Since: 2014	Since 2018	Director, International Tower Hill Mines, Ltd. (A development stage mining company.)
	Since 2017	Chief Executive Officer, International Tower Hill Mines, Ltd.(1)
	2020 to 2025	Director, Gatos Silver, Inc.
	2018 to 2020	Director, Sunshine Silver Mining & Refining Corp.
	2015 to 2017	Alaska Chief Operating Officer, International Tower Hill Mines, Ltd.
	2010 to 2015	Alaska General Manager, International Tower Hill Mines, Ltd.
	2010 to 2020	Director, Fairbanks Chamber of Commerce
	Since 2011	Director, Usibelli Coal Mine, Inc.
	Since 1997	Director, Alaska Mining Hall of Fame
	Since 1998	Director, Resource Development Council

Shauna Z. Hegna, 47 Director Since: 2024	Since 2017	President, Koniag, Inc., an Alaska Native Corporation
	2014-2016	Chief Administration Officer, Alaska Native Tribal Health Consortium

Name/Age	Occupation of Nominee During Past Five Years
	2010-2014	Vice President Shareholder Services, Afognak Native Corporation
	Since 2024	Director, University of Alaska Foundation
	Since 2022	Chair, Housing Alaskans Trust
	Since 2018	Director, Koniag Government Services, LLC
	Since 2017	Chair, ANCSA Regional Association
	Since 2016	Vice Chair, Alutiiq Heritage Foundation (d.b.a Aluttiq Museum)
	Since 2012	Chair, RurAL CAP Foundation
	Since 2009	Director, Rural Energy Enterprises

Michael G. Huston, 57 Director Since: 2024	Since April 2024	President, Chief Executive Officer and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank.
	Since 2022	President of the Bank
	Since 2023	Vice Chair of Board, Housing Alaskans, A Public Private Partnership (HAPPP)
	Since 2017	Executive Committee, Anchorage Economic Development Corporation
	2017 to 2022	Executive Vice President, Chief Lending Officer of the Bank
	2012 to 2015	Executive Vice President, Chief Banking Officer, First Interstate Bank

David W. Karp, 58 Director Since: 2015	Since 2022	Chairman, Community Advisory Board, Alaska Communications Systems Group, Inc.
	Since 2020	Director, Resource Development Council
	Since 2020	Board Member, KEEP Alaska Competitive
	Since 2020	Board Member, Anchorage Economic Development Corp.
	Since 2019	Senior Vice President & Managing Director, Alaska, Saltchuk
	Since 2019	Board Member, Alaska Resource Education
	2018 to 2021	Chairman, Alaska Communications Systems Group, Inc.
	2011 to 2021	Board Member, Alaska Communications Systems Group, Inc. (A publicly traded company during some of that period.)
	2011 to 2018	President and Chief Executive Officer, Northern Aviation Services, Inc.
	2007 to 2018	President and Chief Executive Officer, Northern Air Cargo, Inc.

Joseph P. Marushack, 66 Director Since: 2021	2023 to Present	Director, McDermott International, LLC
	2015 to 2022	Board Member, Yellowstone Forever
	2015 to 2021	President, ConocoPhillips Alaska
	2012 to 2015	President, ConocoPhillips Asia, Pacific and Middle East
	2010 to 2012	President, ConocoPhillips Canada

David J. McCambridge, 69 Director Since: 2011	1999 to 2020	President and Director, Alaska Kidney Foundation
	1978 to 2010	Audit Partner, KPMG LLP
	1985 to 2015	Treasurer and Director, The Tanaka Foundation
	1993 to 2012	Director, Great Alaska Council, Boy Scouts of America

Name/Age	Occupation of Nominee During Past Five Years
Krystal M. Nelson, 52 Director Since: 2015	Since 2014	Chief Operating Officer, and Executive Vice President, Bering Straits Native Corporation, an Alaska Native Corporation
	Since 2023	Board Member, Resource Development Council
	Since 2022	Board Member, Covenant House Alaska
	2014 to 2017	Trustee, Pacific Northern Academy Board
	2007 to 2014	Vice President and Chief Operating Officer, Ahtna Engineering Services

Marilyn F. Romano, 64 Director Since: 2023	Since 2011	Regional Vice President, Alaska Airlines
	2000-2011	Vice President/Publisher, Fairbanks Daily News-Miner
	Since 2015	Vice Chair, Governor's Aviation Advisory Board
	Since 2011	President, Alaska Airlines Foundation
	2012-2021	Trustee, University of Alaska
	2012-2021	Board Member, Anchorage Economic Development Corporation

Joseph M. Schierhorn, 67 Director Since: 2016	Since 2018	Chair, the Company and the Bank
	Since 2017	Lead Director and Audit Committee Chair, Pacific Wealth Advisors, LLC and Director, Pacific Portfolio Trust Co.
	Since 2017	Member, Board of Directors of the Pacific Bankers Management Institute Representing the Pacific Coast Banking School
	Since 2020	Co-Chair, KEEP Alaska Competitive
	2017 to April 2024	President and Chief Executive Officer, the Company
	2016 to April 2024	Chief Executive Officer, the Bank
	2013 to April 2024	Chief Operating Officer, the Company
	2015 to 2022	President, the Bank
	2016 to 2019	Member, Federal Reserve Bank of San Francisco's Twelfth District Community Depository Institutions Advisory Council
	2013 to 2015	Corporate Secretary, the Company and the Bank
	2013 to 2014	Chief Operating Officer, the Bank
	2005 to 2017	Executive Vice President, the Company
	2005 to 2014	Executive Vice President, the Bank
	2001 to 2014	Chief Financial Officer, the Company and the Bank

Aaron M. Schutt, 52 Director Since: 2018	Since 2011	President and Chief Executive Officer, Doyon Limited, an Alaska Native Corporation
	Since 2018	Chair, Akeela, Inc.
	Since 2018	Chair, ANCSA Regional Association
	Since 2021	Member, University of Alaska Fairbanks Advisory Board
	2012 to 2019	Director and Vice President, Alaska Native Heritage Center
	Since 2011	Director, ANCSA Regional Association
	2008 to 2011	Chief Operating Officer, Doyon Limited
	Since 2007	Board of Managers, Doyon Utilities, LLC
	2006 to 2011	Senior Vice President, Doyon Limited
	Since 2001	Director, Akeela, Inc.

Name/Age	Occupation of Nominee During Past Five Years
John C. Swalling, 75 Director Since: 2002	Since 2018	Director and Treasurer, Ted Stevens Foundation
	Since 2006	Officer and Director, Civic Ventures
	Since 1991	Officer and Director, Alaska Pacific University Foundation
	Since 1992	Officer and Director, Anchorage Museum Foundation
	Since 1986	Director and Past Chair, Visit Anchorage
	1991 to 2019	President and Director, Swalling & Associates PC
	1974 to 2019	Member, American Institute of CPAs
	1974 to 2019	Member and past-President, Alaska Society of CPAs
	1994 to 2017	Director and Past Chair, DFK International (USA)
	1985 to 2020	Board Member (and former Chair), Providence St. Joseph Health Alaska Community Ministry Board

Linda C. Thomas, 70 Director Since: 2014	Since 2024	Vice President/Treasurer, Alaskan Brewing & Bottling Co.
	Since 2021	Board Member, League of Women Voters
	2016-2024	Chief Executive Officer, Alaskan Brewing & Bottling Co.
	1996 to 2016	Chief Operations Officer, Alaskan Brewing & Bottling Co.
	2002 to 2019	Member and former President, Juneau Chamber of Commerce
	2007 to 2018	Director, Bartlett Regional Hospital
	2010 to 2014	Director and Vice-Chair, Alaska Pacific Bancshares (Acquired by the Company in 2014)

(1) Effective March 12, 2018, Karl Hanneman entered into a new employment agreement with International Tower Hill Mines Ltd. that states that Mr. Hanneman continues to be responsible for all duties normally incidental to the position of CEO. However, it reduces his salary by 50% due to a 50% reduction in the amount of time required to perform those duties as the scope of work for International Tower Hill Mines, Ltd. that Mr. Hanneman is performing is reduced.

Board Composition: The following Diversity Matrix provides a high-level overview of certain personal characteristics and backgrounds of the director nominees.

Board Diversity Matrix
Number of Directors	13
	Female	Male
Part I: Gender Identity
Directors	4	9
Part II: Demographic Background
African American or Black	—	—
Alaskan Native or Native American	1	2
Asian	—	—
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	3	6
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—
Did Not Disclose Demographic Background	—	1
Directors who are Military Veterans:    1
Directors with Disabilities:        1
Director Qualifications and Experience: The following table identifies the experience, qualifications, attributes, and skills that the Board considered in making its decision to appoint and nominate directors to our Board. The nominees' breadth and diversity of experience, mix of qualifications, attributes and skills strengthen our Board's effective oversight of the Company's business. While our longer tenured directors bring a wealth of experience and deep understanding of the business and local community in which we operate, we recognize the need for fresh perspectives, have consistently added new directors, and are committed to continued Board and Board committee diversity and refreshment. This information supplements the biographical information provided above.

Specific skills/knowledge:
	Professional standing in chosen field	Expertise in financial services or related industry	Community involvement	Other Board experience	Other public company experience	Accounting	Legal	Business management
Anthony J. Drabek	x		x	x				x
Karl L. Hanneman	x		x	x	x			x
Shauna Z. Hegna	x		x	x				x
Michael G. Huston	x	x	x	x	x			x
David W. Karp	x		x	x	x			x
David J. McCambridge	x	x	x	x	x	x		x
Joseph P. Marushack	x		x	x	x			x
Krystal M. Nelson	x		x	x				x
Marilyn F. Romano	x		x	x	x			x
Joseph M. Schierhorn	x	x	x	x		x	x	x
Aaron M. Schutt	x		x	x			x	x
John C. Swalling	x	x	x	x		x		x
Linda C. Thomas	x	x	x	x	x	x		x
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

Shareholder Nominations for 2025 Annual Shareholders’ Meeting
In accordance with the Bylaws, shareholder nominations for the 2025 Annual Meeting may be made (i) by, or at the direction of, a majority of the Board or (ii) by any shareholder entitled to vote online during the Annual Meeting, provided that such shareholder has complied with the notice procedures set forth in the Bylaws and with the requirements of the 1934 Act (including Rule 14a-19 and any Securities and Exchange Commission staff interpretations thereunder). Only persons nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as directors at the Annual Meeting. Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Corporate Secretary of the Company as set forth in the Bylaws. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Company not later than one-hundred-twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company.
Such shareholder’s notice shall set forth the information required in Section 2.2 of the Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to: (i) the proposing shareholder's timely written notice; (ii) such other information regarding the proposing shareholder, each nominee proposed by such shareholder and any other person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, or is otherwise required under Regulation 14A; (iii) the consent of each nominee to serve as a director of the Company if so elected; and (iv) a written questionnaire with respect to the background and qualifications of the nominee, completed and executed by the nominee, in the form required by the Company (which form the proposing shareholder shall request in writing from the Corporate Secretary prior to submitting notice and which the Corporate Secretary shall provide to the proposing shareholder within ten days after receiving such request). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. With respect to solicitations under Rule 14a-19, reasonable evidence, including shareholder’s certification, that it has met the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3). If any proposing shareholder making a solicitation under Rule 14a-19 subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded).

The Board may reject any nomination by a shareholder not timely made in accordance with the requirements of the Bylaws and the requirements of the federal securities laws, regulations and rules, including Rule 14a-19, and each nominee must also meet all additional qualifications for directors which may be adopted from time to time by the Board or the shareholders or as set forth in the Governance and Nominating Committee Charter.
Information Regarding the Board of Directors and Its Committees
The Board has determined that all nominees other than Messrs. Schierhorn and Huston are independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. The Company Board of Directors met six times during 2024 and the Bank Board of Directors also met six times during 2024, including a special meeting for Board specific training and other Company business. The Board has adopted certain standing committees, including an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. During 2024, all directors attended at least seventy-five percent (75%) of the total meetings of the Board and committee meetings that they were each required to attend.
The Board has designated one of its independent members as an independent lead director. Mr. John C. Swalling currently serves as the Company’s independent lead director. The independent lead director’s primary responsibilities are to preside over executive sessions of non-management directors; to conduct annual interviews with all directors regarding each director’s own self-assessment of their contribution to the Board prior to nominations for election at the Annual Meeting; and, to recommend to the Governance and Nominating Committee, in consultation with the Chair of the Board, proposed committee assignments and chairmanships. The Board believes that our leadership structure of separating Chair and Chief Executive Officer roles in 2024 and 2025 along with a governance structure that includes an independent lead director, plus the exercise of key board oversight responsibilities by independent directors, is appropriate for the Company at this time and is anticipated to continue during the transition of Mr. Schierhorn's and Mr. Huston's roles.
Risk Oversight
The Company and the Bank have in place policies and procedures to manage risks that could affect their operational and strategic position as a profitable, safe and sound financial institution. The Bank’s Internal Audit Department provides written results of internal and out-sourced audits, including review of the credit quality of the loan portfolio, directly to the Audit

Committee and management. The Audit Committee, which is made up entirely of directors deemed independent of the Company by the Board, reviews, and reports to the Board on the results of these audits. The Audit Committee also reports to the Board on any deficiencies identified, as well as any steps deemed necessary to resolve and mitigate risk. An officer, appointed by the Board, serves as the Bank’s risk manager and is responsible for monitoring and maintaining the Bank’s company-wide contingency plan. This contingency plan addresses and provides guidelines for the restoration of business in the event of man-made and natural disruptive events.
The Company monitors its interest rate risk through a review of its sensitivity to upward and downward movements of interest rates and their impact on the Company’s interest-earning assets, interest-bearing liabilities, and the net interest margin. The Company monitors concentrations and economic trends in the communities it serves and in the global economy in order to respond to issues that could affect the economic climate in which it operates. The Company's management reports its analysis of these areas to the Bank’s Board of Directors on a periodic basis.
It is management’s policy to discuss a detailed analysis of any proposed major project with the Board. This analysis generally includes management’s reasons for the proposal, results of due diligence analysis, potential risks, costs, and the estimated period for implementation of the project, and the Bank's Compliance Department and Operations and Technology Committee's recommendations prior to seeking the Board’s approval.
From time to time, the Company provides director education and discussion as to bank directorship issues, the management of risk, miscellaneous timely topics affecting the Company, as well as future corporate governance matters by receiving periodic briefings from senior management of the Company, legal counsel, auditors and other consultants. In addition, the Company periodically engages the services of experienced consultants to facilitate more formal director education matters, strategic planning, and other topics affecting the Company.
Cybersecurity and Information Security Risk Oversight

Management of cybersecurity risk is the responsibility of the full Board, with additional assistance from the Audit Committee. The Board also devotes significant time and attention to the oversight of cybersecurity and information security risk and receives an operational risk update that includes a review of cybersecurity and information security risk. As part of its oversight of cybersecurity and informational security risk, on an annual basis, our Board reviews its Information Security Policy with its appointed Information Security Officer and frequently receives presentations on and discusses cybersecurity and information security risks, industry trends and best practices from our Chief Information Officer and our Information Security Officer.
The Company continuously monitors its information systems to proactively assess, identify, and manage risks from vulnerabilities and assess cybersecurity threats. The Company’s process for identifying and assessing material risks from cybersecurity threats operates alongside the Company’s broader overall risk assessment process. Senior management meets regularly with the Company’s risk-management team and internal and external auditors to evaluate the effectiveness of the Company’s systems, controls, and management processes with respect to cybersecurity risks. The results of key assessments are reported in summary to the Board periodically. To minimize the risks and vulnerabilities from the use of third-party service providers, a vendor management policy is in place, which is approved by the Board annually. The vendor management policy calls for the evaluation of risk for each vendor based upon an assessment of the degree to which their relationship could expose the Company to risk in relation to the Company’s reliance on the vendor’s promise to perform and to protect customer privacy and based on the vendor’s fiscal strength.
The Company provides mandatory initial and annual training thereafter for personnel regarding security awareness as a means to equip the Company’s personnel with the understanding of how to properly use and protect the computing resources entrusted to them, and to communicate the Company’s information security policies, standards, processes and practices. We also work to educate our customers about the importance and understanding of their role in protecting their identities and the privacy of their information. We consider customer education regarding the use of electronic convenience products to be especially important due to the Bank’s increased exposure to loss related to these products if procedures are not followed.

Audit Committee
The primary functions of the Audit Committee, which met five times in 2024, include reviewing and approving the services of the independent registered public accounting firm; reviewing the Company’s financial statements; review of the Company's processes and procedures in place for maintaining the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX") as evaluated by the Company’s internal audit manager, internal SOX Committee, and the Company's independent registered public accounting firm, reviewing the plan, scope, and audit results of the internal and external auditors; reviewing the reports of regulatory authorities; reviewing controls related to cybersecurity risk disclosures; and, reviewing and overseeing the Company's external reporting on environmental, social and governance related matters. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A. Members of the Audit Committee in 2024 were Mr. David J. McCambridge, Ms. Linda C. Thomas, and Mr. John C. Swalling. Mr. McCambridge was appointed to the Committee in 2011, Ms. Thomas was appointed in 2016, and Mr. Swalling was appointed in 2024. Mr. McCambridge has been the Chair of the Audit Committee since 2017. The Board has determined that each of the members of the Audit Committee are independent directors within the meaning of the Securities and Exchange Commission rules applying to Audit Committee members and the Nasdaq Global Select Market listing standards. The Audit Committee and the Board have also determined that Mr. McCambridge qualifies as an Audit Committee financial expert within the meaning of such rules.
Compensation Committee
The primary functions of the Compensation Committee, which met three times in 2024, are: to review and approve Executive and all Senior Vice President compensation; to select and approve employee benefits and retirement plans; to review and approve the Company’s compensation recovery policy and stock incentive and profit sharing plans; and, to oversee environmental, social and governance matters related to human resource management including review of the effectiveness and continuous improvement of the Company's strategies and practices regarding its human resources management function including total rewards, corporate culture, human capital and talent management, and management succession. The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter is attached to this proxy statement as Exhibit B. Compensation Committee members in 2024 were Mr. Karl L. Hanneman, Mr. Anthony J. Drabek, Ms. Krystal M. Nelson, and Ms. Marilyn F. Romano. Mr. Hanneman was appointed to the Compensation Committee in 2014, Mr. Drabek was appointed in May of 2023, Ms. Nelson was appointed in 2015, and Ms. Romano was appointed in 2024. Ms. Nelson has been the Chair of the Compensation Committee since 2017. In March of 2024, Mr. John C. Swalling left the Compensation Committee incident to his appointment to the Audit Committee and Ms. Marilyn F. Romano was appointed to the Compensation Committee at that time. All members of the Compensation Committee have been determined by the Board to be independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.
Governance and Nominating Committee
The primary functions of the Governance and Nominating Committee, which met four times in 2024, are to evaluate the size, compensation, and composition of the Board; to develop criteria for Board membership; to identify, recruit, interview, and evaluate individuals qualified to become Board members; to evaluate the independence of existing and prospective directors; to review the ethics report from the Internal Audit Department; and, to review the Company's practices that relate to matters of environmental, social and governance framework initiatives. A copy of the Governance and Nominating Committee charter is attached to this proxy statement as Exhibit C. With respect to nomination of director candidates, the Governance and Nominating Committee will consider nominations from the Company’s shareholders using the same criteria as for all other nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary no later than one-hundred-twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company. Any nomination not made in accordance with the Bylaws and the requirements of Rule 14a-19 of the 1934 Act may be disregarded at the discretion of the Chair of the Annual Meeting.
Additionally, the Governance and Nominating Committee recommends appointments of directors to the Board’s Committees, reviews and approves the related party nature of all related party transactions, and reviews the adequacy of the Company’s Corporate Governance Guidelines, and the Company’s Code of Conduct and recommends any proposed changes to the Board for approval. Current members of the Governance and Nominating Committee are Mr. David W. Karp, Mr. Joseph P. Marushack, Mr. John C. Swalling, and Ms. Linda C. Thomas. Mr. Karp was appointed to the Governance and Nominating Committee in 2015, Mr. Marushack was appointed in 2022, Mr. Swalling was appointed in 2011, and Ms. Thomas was appointed in 2014. Mr. Swalling has been the Chair of the Governance and Nominating Committee since 2011. All of the members of the Governance and Nominating Committee are considered by the Board to be independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Director Nomination Criteria
The Governance and Nominating Committee believes that certain criteria should be met by director nominees to ensure effective corporate governance of the Company. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes, a diversity of ideas and viewpoints, and a sufficient mix of experience and related attributes to assure effective service on the Board. The personal attributes of director nominees that the Governance and Nominating Committee considers include:
●    Integrity. Each candidate shall be an individual who has demonstrated integrity, honesty, fairness, responsibility, good judgment, and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.
●    Leadership. Each candidate should be or have been in a generally recognized position of leadership in the candidate’s field of endeavors.
●    Independence. No candidate, or family member (as defined in Nasdaq Global Select Market listing rules) or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company.
●    Active Participation. Each candidate must be prepared to participate fully in Board activities, attendance at, and active participation in, meetings of the Board and the committee(s) of which they are a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit their ability to do so.
●    Best Interests of All Shareholders. Each candidate must be prepared to represent the best interests of all the Company’s shareholders and be willing to state their independent opinions in a constructive manner.
●    Collegiality. Each candidate should be able to work well with other directors and executives of the Company.
●    Diversity. Each candidate's background, qualifications and personal characteristics and the candidate's impact on the diversity of the Board's composition in terms of age, skills, gender, race and other factors relevant to the Company's business.
The Governance and Nominating Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by the Company’s shareholders. After consideration, the Governance and Nominating Committee will finalize its list of recommended candidates for the Board's consideration. Candidates who are then approved by the Board are included in the recommended slate of director nominees in the Company's proxy statement.
Director Experience, Tenure, Diversity and Refreshment

The Board maintains a unique balance of experience, tenure, diversity, cultural and local market knowledge and broad subject matter expertise. While our longer-tenured directors carry a wealth of experience and deep understanding of the Company and our industry, the Board embraces the need for fresh perspectives and is committed to continued director refreshment.

The Board's refreshment activities are ongoing. Since 2014, the Board added ten new directors including two in 2024, one in 2023, one in 2021, and one in 2018. One long-serving director resigned from the Board in January 2024 and another long-serving director retired prior to the 2024 Annual Meeting.

Directors with less than 5 years on the Board	Directors with 5-10 years on the Board	Directors with more than 10 years on the Board
Shauna Z. Hegna	David W. Karp	Anthony J. Drabek
Michael G. Huston	Krystal M. Nelson	Karl L Hanneman
Joseph P. Marushack	Joseph M. Schierhorn	David J. McCambridge
Marilyn F. Romano	Aaron M. Schutt	John C. Swalling
Linda C. Thomas

The Board employs a balanced approach to appointing Board committees. We believe this refreshment strategy results in a membership that maintains new and contemporary perspectives, ideas and approaches.

Board and Committee Evaluations

The Governance and Nominating Committee leads and oversees the annual evaluation of the Board and Board committees, including an annual individual director self-assessment. Additionally, there is a biannual independent third party hosted survey to determine whether the Board and its committees are functioning effectively. The Governance and Nominating Committee establishes the evaluation criteria, oversees the evaluation process, discusses the results with the Board, and implements any changes that emerge from the evaluations that the Board deems appropriate to enhance Board effectiveness.

An independent consultant provides assistance with the design of the online survey instrument and administers the survey on behalf of the Governance and Nominating Committee, thereby assuring anonymity of participant responses through a secure, encrypted website. A written report of total Board data, as well as data for the Board committees, is prepared by the consultant, analyzing the closed-end questions and including the verbatim comments offered by directors at the close of each section of the survey that may provide recommendations for improvement. The report also tracks current data against results from previous surveys, where comparable.

Director Compensation
In 2024, all non-officer directors who did not serve as a committee chair received a $40,000 annual cash retainer. Annual cash retainers of $55,000, $46,000, and $45,000 were paid to the independent lead director and Chair of the Governance and Nominating Committee, the Chair of the Audit Committee, and the Chair of the Compensation Committee, respectively, in 2024. All non-officer directors received an additional $30,000 in cash to be used for the purchase of the Company’s common stock on the open market following the 2024 Annual Shareholders' Meeting. Non-officer directors also receive $850 for each special meeting, strategic planning meeting, or training. Members of the Audit Committee receive $1,000 for each Audit Committee meeting attended and members of the Governance and Nominating, and Compensation Committees receive $850 for each committee meeting attended. For information as to specific amounts paid to each of our directors in 2024, see "Director Compensation" in this proxy statement.
Compensation Committee Interlocks and Insider Participation
The following directors served as members of the Compensation Committee during 2024: Mr. Hanneman, Mr. Drabek, Ms. Nelson, and Ms. Romano. No member of the Compensation Committee was, during the year ended December 31, 2024, an officer, former officer, or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure by the Company under the Securities and Exchange Commission rules requiring disclosure of certain relationships and related party transactions. No executive officer of the Company served as a member of the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Board during the year ended December 31, 2024.
Code of Conduct

The Company has adopted a Code of Conduct all employees, including executive officers, and all of our non-employee directors. We will furnish a copy of the Code of Conduct to shareholders, at no charge, upon written request to the Corporate Secretary at P.O. Box 241489, Anchorage, AK 99524-1489. The Code of Conduct is also available at https://www.northrim.com/Portals/NorthrimBank/Code.of.Conduct.pdf

The Code of Conduct addresses the professional, honest and ethical conduct required of each employee and director, conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading), corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, and encourages the reporting of any illegal or unethical behavior through robust reporting protocols and whistleblower protections. A waiver of any provision of the Code of Conduct may be made only by the Company's Governance and Nominating Committee of the Board and must be promptly disclosed as required by currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. The Company will disclose any such waivers.

The Company’s management team develops the Company’s strategic direction and oversees its execution, while the Board is charged with providing guidance, insight and oversight as to the strategy, initiatives and management’s performance. As discussed elsewhere in this proxy statement, the Board and management also remain committed to fostering an effective and efficient risk and control environment that includes an emphasis on an ethically driven culture and an ongoing investment in our employees and community.

Prohibition against Hedging and Insider Trading Policy

Under the terms of the Company’s Insider Trading Policy, all Directors, officers (including, but not limited to, all our named executive officers) employees, and consultants, are prohibited from engaging in any hedging transaction involving shares of the Company’s securities, such as a put, call, other derivative securities, short sale or short-term trading. Our Directors, officers (including, but not limited to, all our named executive officers), employees, and consultants are also strongly discouraged from pledging any Company securities. The Insider Trading Policy also prohibits all Directors, officers (including, but not limited to, all our named executive officers) employees, and consultants from trading on the basis of material non-public information.

Compensation Recovery Policy

In 2023, the Company adopted a Compensation Recovery Policy. The Compensation Recovery Policy provides that if the Company is required to prepare a qualifying accounting restatement, the Company will, unless an exception applies, recover reasonably promptly the excess amount of erroneously awarded incentive-based compensation, whether cash or equity, provided to a covered executive over the amount that otherwise would have been received by the covered executive had such compensation been determined based on the restated financials, computed without regard to any taxes paid. This policy applies to incentive-based compensation received by a covered executive on or after December 1, 2023.

The Compensation Recovery Policy was filed as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Environmental, Social, Governance and Leadership Highlights

The Company is committed to promoting sound environmental, social, governance ("ESG") and effective leadership through strong Board leadership and management oversight of the Company’s processes. Broadly speaking, our senior management team develops the Company’s ESG strategic direction and oversees its execution while the Board, primarily through the Governance and Nominating Committee is charged with providing guidance, insight and oversight as to the strategy, initiatives and management’s performance. In addition, the Company’s Audit Committee and Compensation Committee also play significant oversight roles with respect to the external communications and human resources implementation elements, respectively, of the Company’s overall ESG initiatives.

Environment

Lending in compliance with all applicable environmental laws and regulations: When property is involved in a lending transaction, whether used for a real estate business or as collateral for commercial and industrial lending, Northrim is committed to complying with all applicable environmental laws and regulations. For example, before a lending transaction takes place, the Bank receives a property questionnaire regarding current and historical compliance with environmental laws, including groundwater and/or soil contamination, the presence of asbestos, etc. Other inspections or tests may also be performed. The final lending documentation includes an environmental agreement obligating the borrower to comply with all applicable environmental laws and regulations, committing the borrower to cure any violations and notifying Northrim should there be a breach.

Sustainability Master Plan Project: In 2023, Northrim received a building recommendation report on its main headquarters building in Anchorage, Alaska that encompassed Green Building Modifications. The bank is moving forward with a number of recommendations identified in this report. The initial phase will address upgrading primary systems such as the boiler, generator and electrical.

The goal of the Sustainability Master Plan is to address revitalizing the aging infrastructure of our 50 plus-year-old headquarters building. Some of these projects encompass equipment replacement due to age, implementing energy efficiencies and sustainability in the event of a catastrophic natural disaster.

Financing the Clean Energy Transition: The Bank recognizes the risks created by climate change and we are working to be part of the solution. To accelerate the transition to clean energy, we have been actively engaged with the C-PACER program (Commercial Property Assessed Clean Energy & Resilience) in Alaskan communities to drive energy improvements in local communities and create energy jobs. By facilitating the financing of energy improvements and renewable energy in Alaska, we are doing our part in accelerating the clean energy transition while building a greener, stronger community. In Anchorage, C-PACER is administered by the Municipality and provides flexible financing solutions for new, ongoing, or recently completed commercial real estate projects including two hotel development projects that Northrim was involved in. The Courtyard by Marriott Midtown Anchorage, a four-story, 141-room hotel will incorporate C-PACER-funded energy efficiency measures to enable the hotel to operate with a reduced carbon footprint and lower operating costs. The Aviator Hotel, a 250-room hotel currently being renovated in the heart of downtown Anchorage, Alaska is utilizing C-PACER funds to support the renovation and upgrades of the 1970s-era hotel that had most recently been used as transitional housing into a Class A hotel.

In 2024, the Bank purchased Green Energy tax credits, which were generated by a solar project located in the lower 48. These tax credits benefit both the owners of the projects that provide green energy and investors of the energy tax credits they generate.

Social

Diversity, Equity, and Inclusion ("DEI"): The Bank values all of our 485 employees. We strive to ensure a respectful, diverse, and inclusive environment and experience for all our employees. We support and cultivate an open and respectful environment where everyone can actively contribute, have equal access to opportunities and resources, be themselves, and realize their potential. This is reflected in our policies, which encourage individual values, strengths, and protections to provide gender diversity and equality in the workplace and reinforced through our annual anti-harassment and diversity training. We believe that through these efforts, our relations with our employees are highly satisfactory. The following table details information about employee diversity as of December 31, 2024:

Employee Category	Women	Men	Racial Minority	Disability	Veteran
Full-Time Equivalent	65%	35%	35%	4%	2%
Executive and Senior Management	39%	61%	10%	6%	6%
Board of Directors	31%	69%	23%	8%	8%

We also emphasize inclusion through our hiring and compensation practices. As an Equal Opportunity and Affirmative Action Employer, we consider a pool of diverse candidates for open positions and internal advancement opportunities and treat all our applicants with the same high level of respect regardless of their gender, ethnicity, religion, national origin, age, marital status, political affiliation, sexual orientation, gender identity, disability or protected veteran status. We also actively engage with various social service, educational and government organizations that promote diversity, disability and veteran hiring.

We do not ask potential candidates about their current or previous compensation during the hiring process, and we incorporate equal and fair pay reviews into every employment compensation decision to address issues related to pay discrimination. Our annual Affirmative Action Plan continues to focus our DEI efforts on increasing the number of veterans and persons with disabilities in our workforce.

Employee Benefits: The Bank provides for a strong work /life balance, including generous paid time off ("PTO") and paid parental leave for all Bank and Residential Mortgage employees. Benefit offerings include education reimbursements that match the maximum amount allowed under the IRS limit to encourage our employees’ ongoing education. For those employees who have additional leave needs, Northrim offers an additional voluntary short-term disability plan. Diversification of some of our benefit options now allows employees more choice in the benefits that best meet their needs.

In 2024, we added new health insurance options, including a zero premium option. Other changes that were made in 2024 related to enhancements to the sick leave and PTO policies, as well as increases to the Company’s 401(k) match.

Training: The Bank believes that well-trained and highly motivated employees are better able to understand and fulfill customer needs and preferences, which are key to providing our “Superior Customer First Service”. Our current company-wide employee training program focuses on the Bank’s culture, Superior Customer First Service, general sales skills, and various technical areas related to job function. We also ensure that our employees complete all necessary consumer compliance trainings. Employees are required to read the Employee Handbook, the Code of Conduct, as well as our Information Technology policies annually. We continue to enhance our employee training annually and ran another successful Management Training Academy in 20.

Employee Health and Wellness: We understand the importance of prioritizing our employees’ health. We offer a comprehensive benefits plan for our employees that includes medical, dental, vision and prescription drug insurance, preventive healthcare benefits, and employee assistance programs for mental health, among others. Additionally, we assist our employees with setting up ergonomic offices upon request, such as providing a standing desk, to promote employee health and wellness.

We also have developed a robust Wellness Program that includes access to Noom, a platform that helps employees achieve their personal mental and physical health goals. The Bank also sponsors wellness events such as 5K walks/runs, as well as team sporting events to encourage wellness and team building. Additionally, the Bank provides annual State of Alaska Park parking passes to all employees to encourage them to get outside, be healthy and explore nature.

Volunteering and Employee Giving: We actively support employees taking part in a variety of community activities, and we provide community volunteer opportunities during work hours. Employees are encouraged to serve in leadership roles with nonprofit organizations and to share their expertise in the community.

In 2024, Bank employees volunteered over 2,900 hours in their local communities. Some of the areas where our employees have supported their community can be found below:
◦Teach Children to Save. Teams of employees help students learn the importance of saving for the future through the American Bankers Association Teach Children to Save program.
◦School-Business Partnership. Employees work closely with neighborhood schools to encourage students to become engaged in their community and school.
◦Financial Literacy Classes. Our financial literacy classes at local nonprofits provide an underserved community with critical lessons in establishing credit, saving, and budgeting.
◦Paint the Town. Employees volunteer to paint the home of an individual or family through the popular annual NeighborWorks' Paint the Town event.
◦United Way. Since the Bank was founded, the Bank and our employees have contributed over $2 million to support United Way. In 2024, employees participated in the annual United Way Campaign and pledged $162,000 in support of local communities throughout Alaska and in Washington State. This total includes direct donations from employees and the Bank’s 50% match for employee gifts to United Way.

Community Giving: As a local, community bank, the Bank takes its commitments to Alaska very seriously and we pride ourselves in taking an active role in building the communities we serve. Improving the economic vitality and quality of life where we do business is in the best interest of our customers, our employees, our company, and our industry. We are committed to sharing our time, talents, and other resources to meet community needs.

We focus our giving so we can make meaningful contributions, measure the results of our contributions, and work more closely with the organizations we support. Our focus areas are:
◦Community and economic development
◦Programs to strengthen low-income families
◦Health and wellness programs that support healthy communities
◦Higher education through the State of Alaska Education Tax Credit Program

In 2024, the Bank contributed over $1,065,000 to organizations throughout Alaska. Some of these key organizations include United Way, University of Alaska Foundation, Camp Fire Alaska, Alaska Native Heritage Center, Anchorage Economic Development Corporation and Housing Alaskans, a Private Public Partnership.

Community Reinvestment Act ("CRA")
We are committed to serving the needs of our entire community, including small businesses and low- and moderate-income areas. This is reflected in our most recent rating completed by the Federal Deposit Insurance Corporation in May 2023, where we received a Satisfactory CRA rating.

To meet the banking needs of Alaskan communities, we opened a branch in Homer, Alaska in 2024. Now with 20 branches and combined with our wholly-owned mortgage brokerage company, Residential Mortgage, 90% of Alaska’s population has an office accessible to their community.

The Bank is proud to offer a new checking account, Easy Banking, to provide a safe, affordable personal banking account to those who lack adequate access to traditional financial services. The goal of this account is to ensure that everyone has access to safe and affordable financial products and services. The Bank On National Account Standards identify 25 critical product features for appropriate bank or credit union accounts, making it easier to connect consumers to accounts that meet their needs. Easy Banking has been officially certified by the Cities for Financial Empowerment Fund as meeting the Bank On National Account Standards for safe and affordable transaction accounts. Northrim is the first and currently the only Alaska-based financial institution to receive this certification.

Affordable, Low Income and Workforce Housing
Accessible housing continues to be a critical need throughout Alaska. Northrim works with nonprofit organizations statewide to support affordable, low income and workforce housing initiatives. Over the past 10 years, the Bank has financed affordable housing projects and related entities totaling 600+ units, both for families and senior residents. In addition to financing these construction loans, Northrim has invested over $30 million as a tax credit equity partner providing an additional source of funding needed to make these projects happen. Northrim’s total investment of approximately $135 million represents a significant contribution to affordable housing within the state.

Northrim also provided financial support to Housing Alaskans, a Public Private Partnership, a nonprofit housing trust formed in 2022 to produce, preserve, and protect housing. Its mission is to address Alaska’s housing crisis by using creative funding solutions to bridge the gap to bring housing projects online, incentivizing housing developers and providers with operational and capital funding to help projects cross the finish line.

In prior years, the Bank’s subsidiary, Residential Mortgage participated in a special affordable lending program in partnership with the Federal Home Loan Bank Des Moines that provided 43 borrowers with lowered interest rates. On average, the interested rates were reduced by 2% for these borrowers.

Small Business Loan Programs
Small businesses are at the heart of our community and Northrim is committed to serving the needs of Alaska. Access to capital is critical for the recovery and growth of many small businesses, especially during challenging times such as this past year. In 2023, Northrim approved 12 SBA loans totaling over $5 million and was recognized for 2023 production as the US Small Business Administration Alaska 504 Third Party Lender of the Year for the fourth consecutive year.

Northrim continued to lead the State Small Business Credit Initiative in Alaska which empowered small businesses to access capital needed to invest in job-creating opportunities as the country emerges from the pandemic. Funded by the US Department of the Treasury, Alaska is allocated to receive roughly $59 million over the course of the 10-year program, and an additional $83 million for its tribal program. The Alaska Small Business Development Center is the administrative lead for the program for the State and deploys the funding to lenders and investment funds. Northrim accounted for 50 loans totaling over $46 million in this program in 2024, including 23 loans for Socially and Economically Disadvantaged Individuals and 18 loans for Very Small Businesses.

Governance

Compliance and Code of Conduct: We are deeply committed to complying with all laws and regulations while operating and maintaining a high standard of business and personal ethics. We do so by ensuring we operate with integrity, abiding by all applicable federal, state and local laws, and completing annual compliance trainings.

The Company maintains a Code of Conduct. The Code of Conduct addresses the professional, honest and ethical conduct required of each employee and director. It provides guidance on topics including conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading), corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, and the importance of reporting of any suspected illegal or unethical behavior through a variety of methods, including a confidential hotline, and whistleblower protections. Every director, executive, manager, officer, and employee is expected to comply with the Bank’s Code of Conduct.

Management: We are committed to promoting sound ESG practices and effective leadership through strong Board leadership and management oversight of the Bank’s processes. Broadly speaking, our senior management team develops our ESG strategic direction and oversees its execution. The Board is charged with providing guidance, insight and oversight to the strategy, initiatives, and management’s performance, which is expressly included in the Bank’s Corporate Governance Guidelines. This is done primarily through the Governance and Nominating Committee, who reviews and reassesses management’s ESG framework and initiatives. However, the Audit and Compensation Committees have ESG-related responsibilities as well. The Audit Committee oversees external communications, and the Compensation Committee oversees human resource management matters that intersect with ESG. Both committees conduct their ESG responsibilities in conjunction with the Governance and Nominating Committee.

Together with our Board, the Bank has adopted an ESG policy to reflect our commitment to environmental, social and governance factors in the development of our business strategies. Our commitment to good corporate citizenship and the achievement of ESG policy goals enhances our ability to pursue business opportunities and manage risks across our business, and it supports our values in addressing the environmental and social challenges faced by the communities we serve.

Marketing: It is our practice to design and offer loan products, advertisements and marketing pieces that are clear and easy for individuals and businesses to understand and do not discriminate on a prohibited basis. It is also our practice to be transparent, clear, and conspicuous, and state information with equal prominence and close proximity when required. All advertising complies with the regulatory requirements to include Equal Credit Opportunity Act, rules against unfair, deceptive, or abusive acts or practices, Truth in Lending Act and the Fair Housing Act. Our Compliance Department ensures that all regulatory and disclosure requirements have been met.

EXECUTIVE OFFICERS
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The following table sets forth certain information about the Company’s executive officers:

Name/Age	Position	Has Served as an Executive Officer Since
Joseph M. Schierhorn, 67(1)	Chairman of the Company and of the Bank	2001
Michael G. Huston, 57 (2)	President, Chief Executive Officer and Chief Operating Officer of the Company. President and Chief Executive Officer of the Bank	2017
Jed W. Ballard, 46 (3)	Executive Vice President, Chief Financial Officer of the Company and the Bank	2018
Jason Criqui, 50(4)	Executive Vice President, Chief Banking Officer of the Bank	2023
Mark Edwards, 50 (5)	Executive Vice President, Chief Credit Officer of the Bank and Bank Economist	2019
Amber Zins, 43(6)	Executive Vice President, Chief Operating Officer of the Bank	2020

(1)    Mr. Schierhorn previously served as Assistant Vice President, Commercial Loan Officer, with Key Bank Alaska from 1988 until 1990. He joined the Bank in 1990 as Vice President and Commercial Loan Officer, was appointed Senior Vice President, Commercial Loan and Compliance Manager in 2000, and in 2001 was named an executive officer as Senior Vice President, Chief Financial Officer and Compliance Manager of the Company and the Bank. He was named Executive Vice President, Chief Financial Officer in 2005, and Corporate Secretary in 2013. In 2013, Mr. Schierhorn was appointed Chief Operating Officer of the Company and the Bank while continuing to serve as the Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank until May 2014. In March of 2015, Mr. Schierhorn was promoted to President of the Bank and in January 2016, was named Chief Executive Officer of the Bank, and retained his title of Executive Vice President, Chief Operating Officer of the Company. In June 2017, Mr. Schierhorn was named President and Chief Executive Officer of the Company, while retaining the title of Chief Operating Officer. At the beginning of 2018, he was named Chairman of both the Company's and the Bank's Board of Directors while retaining his titles of President and Chief Executive Officer of the Bank, and President, Chief Executive Officer and Chief Operating Officer of the Company. On March 26, 2022, Mr. Schierhorn ceased serving as the President of the Bank, while continuing to serve as the Chairman, President & Chief Executive Officer and Chief Operating Officer of the Company and Chairman and Chief Executive Officer of the Bank. On April 6, 2024, Mr. Schierhorn ceased serving as President, Chief Executive Officer and Chief Operating Officer of the Company and Chief Executive Officer of the Bank while continuing to serve as Chairman of the Company and the Bank. Mr. Schierhorn earned his Juris Doctorate and Masters in Management from Willamette University in 1985, is a Certified Public Accountant, and member of the Alaska Bar Association. Mr. Schierhorn is a past-President of the Alaska Bankers Association and has been on the Board of Directors of the Pacific Bankers Management Institute representing the Pacific Coast Banking School since 2017. Mr. Schierhorn has been a Director of Pacific Wealth Advisors, LLC, and Pacific Portfolio Trust Company since 2017.
(2)    Mr. Huston joined the Bank in May of 2017 as Executive Vice President, Chief Lending Officer. Mr. Huston was promoted to President of the Bank on March 26, 2022 and was promoted to President, Chief Executive Officer and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank on April 6, 2024. Prior to joining the Bank, Mr. Huston was Executive Vice President and Chief Banking Officer at First Interstate Bank, where he worked for twenty-five years. He graduated Magna Cum Laude from Arizona State University with a

Bachelor of Science degree in Finance. Mr. Huston is also a graduate of the Pacific Coast Banking School. Mr. Huston has been Vice Chairman for Housing Alaskans, a Public Private Partnership, since 2023.

(3) Mr. Ballard joined the Company at the beginning of 2018 as Executive Vice President, Chief Financial officer for both the Company and the Bank. Prior to joining the Company, Mr. Ballard was with KPMG, an international public accounting firm, for over sixteen years, with his last role being Senior Audit Manager for KPMG. Mr. Ballard holds a Bachelors of Business Administration, with a major in Accounting from the University of Alaska Fairbanks and is a Certified Public Accountant. Mr. Ballard is a lifelong Alaskan and a shareholder of Bering Straits Native Corporation. He is a past mentor for the University of Alaska Anchorage Leadership Fellows program. Mr. Ballard is currently a Board Member of Junior Achievement of Alaska. Mr. Ballard is also currently a Board Member and Chair of the Audit and Finance Committee of the Alaska Native Heritage Center. Mr. Ballard is also a graduate of the Pacific Coast Banking School.

(4)    Mr. Criqui joined the Bank in 2014 as a Vice President, Commercial Loan Officer. He was promoted to Senior Vice President, Commercial Loan Manager in 2018, and Executive Vice President, Chief Lending Officer in 2023 and to his current position as Executive Vice President, Chief Banking Officer in 2024. Mr. Criqui is a graduate of Emporia State University and Pacific Coast Banking School. Mr. Criqui is an active board member for the Resource Development Council and Providence Alaska Foundation.
(5)    Mr. Edwards joined the Bank in 2007 as a Commercial Loan Officer and Bank Economist. Mr. Edwards was promoted to Senior Vice President, Commercial Loan Unit Manager and Bank Economist in 2014. Mr. Edwards was promoted to Executive Vice President, Chief Credit Officer and Bank Economist in 2019. He holds a degree in Economics from the University of Virginia and a Master of International Management degree from the Thunderbird School of Global Management.
(6) Ms. Zins joined the Bank in 2008 when she was hired as the Internal Audit Manager until 2017 when she transitioned to Senior Vice President, Human Resources Director. In 2020 she was named Executive Vice President, Chief Administrative Officer. Ms. Zins was promoted to Executive Vice President, Chief Operating Officer of the Bank in 2022. She holds a Bachelor of Business Administration with a major in Accounting from the University of Alaska Fairbanks and is a Certified Public Accountant. Ms. Zins is a 2023 graduate of the Pacific Coast Banking School. She volunteers with United Way of Anchorage and was an adjunct professor at the University of Alaska Anchorage for 10 years.

Each of our named executive officers have employment agreements with the Company.
COMPENSATION DISCUSSION AND ANALYSIS
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This Compensation Discussion and Analysis section provides information regarding the compensation program in place for our six named executive officers (collectively, the "named executive officers"), which include our former Chief Executive Officer, current Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers of the Company or the Bank at the end of 2024, outside of those who served as Chief Executive Officer and Chief Financial Officer. This section includes information regarding the overall objectives of our compensation program and each element of compensation. References to "Chief Executive Officer" in this Compensation Discussion and Analysis section generally refer to Mr. Huston. On April 6, 2024, the Board appointed Mr. Huston as Chief Executive Officer of the Company. Mr. Huston succeeded Mr. Schierhorn, who ceased serving as Chief Executive Officer of the Company while continuing to serve as Chairman of the Company and the Bank as of April 6, 2024. See further discussion of the employment agreements under - 2024 Chief Executive Officer Transition.
The Compensation Committee believes that the Company’s current annual and long-term incentive compensation programs for its executives, including the named executive officers, senior managers and key employees serve to appropriately focus these individuals on the Company's current and future business needs. The Company’s compensation program is designed to mitigate risk by capping performance-based payments and defining performance criteria focused not only on profitability and growth, but also on managing risk and expenses and improving credit quality. The Compensation Committee continually assesses the Company’s compensation objectives, philosophy, forms of compensation for the Company’s employees, including its executives, and has determined that the Company’s current compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Company has included Proposal 3, a non-binding advisory vote on executive compensation, in this proxy statement in accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and regulations of the Securities and Exchange Commission. Proposal 3 provides the shareholders of the Company with a non-binding advisory vote on compensation programs for our named executive officers (sometimes referred to as "say on pay") as described in this section of this proxy statement. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. At the 2023 Annual Shareholders' Meeting, the Company’s shareholders expressed a preference that an advisory vote on executive compensation of the Company’s named officers should occur every year. Accordingly, we are holding the non-binding advisory vote outlined in Proposal 3 at the Annual Meeting.

2024 Chief Executive Officer Transition
On April 6, 2024, the Board appointed Michael G. Huston, the Company’s then-current President of the Bank, as President, Chief Executive Officer and Chief Operating Officer of the Company. At the 2024 Annual Shareholders’ Meeting, Mr. Huston was elected to serve as a director of the Company. On April 6, 2024, Mr. Huston succeeded Mr. Schierhorn, who resigned as President, Chief Executive Officer and Chief Operating Officer of the Company and retained the position of Chairman of the Company and the Bank.

The Chief Executive Officer transition followed the Board’s completion of a lengthy and comprehensive succession planning process. The Board recognized the importance of a seamless Chief Executive Officer transition with minimal disruption to the Company and its operations, for the benefit of all stakeholders, including the Company’s shareholders, customers and employees. Accordingly, the Board carefully planned and executed the Chief Executive Officer transition in 2024 and has leveraged Mr. Schierhorn’s experience and continued engagement as an extremely valuable source of continuity during the Chief Executive Officer transition. Throughout 2024, Mr. Schierhorn continued his consistent engagement with Mr. Huston in his new Chief Executive Officer role and served as a trusted resource to Mr. Huston and to the Board regarding transitional matters. As a result of factors including Mr. Schierhorn’s continued engagement and leadership, the Chief Executive Officer transition occurred as planned — with no disruption to the Company or its operations.

Overview of Compensation Program
The Compensation Committee bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, superior customer first service-focused financial institution headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, Fairbanks, Kenai Peninsula, Kodiak, Northwest, and Southeast Alaska areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders and will protect the interests of our customers.
Compensation Philosophy and Objectives
The Compensation Committee believes that compensation packages for the Company’s named executive officers, key personnel, and other employees should be based, to a substantial extent, on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock-based awards for named executive officers, the Compensation Committee considers: (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well that officer managed and carried out those responsibilities to achieve the Company’s goals, as well as how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee considers recommendations made by the Chief Executive Officer.
The Company has developed and implemented policies for determining salary structure, annual performance based payments, and employee stock option, performance shares and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants. These consultants periodically evaluate the Company’s executive compensation programs at the request of the Compensation Committee.

Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer, subject to the Board’s further approval. The Compensation Committee approves recommendations made by the Chief Executive Officer for all compensation for other executive officers of the Company. All compensation for the Company’s President and Chief Executive Officer, Chief Financial Officer, and the Bank's Chief Operating Officer is further approved by the Board.
The Chief Executive Officer annually reviews the individual performance of the Company’s key employees. The Chief Executive Officer's recommendations for all compensation, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can modify any recommended adjustments or awards as deemed to be appropriate.
Independent Consultants
The Compensation Committee has the authority to engage independent compensation consultants. The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. ("FWCC") to analyze and evaluate the Company’s overall compensation program and practices as compared to a selected group of publicly traded peer group banks of similar size within the Pacific Northwest region, California and Hawaii. The Governance and Nominating Committee engaged FWCC to assist it with a review of compensation for non-officer members of the Board in 2023. In 2024, the Compensation Committee engaged FWCC to assist the Compensation Committee with a compensation survey in connection with the review of compensation for the named executive officers and other senior officers. Additionally, in 2023, FWCC advised the Compensation Committee regarding the creation of the Company's 2023 Stock Incentive Plan ("2023 Plan"), and in 2025, FWCC advised the Compensation Committee regarding the creation of the Company's 2025 Stock Incentive Plan ("2025 Plan").
In connection with its engagements with FWCC, the Compensation Committee considered various factors bearing upon FWCC’s independence, including, but not limited to, FWCC’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could affect FWCC’s independence. After reviewing these and other factors, the Compensation Committee determined that FWCC was independent and that FWCC's engagements with the Compensation Committee did not present any conflicts of interest.
Executive Compensation
The Company’s executive compensation program currently consists of four key elements: (i) base salary; (ii) a performance-based annual payment; (iii) periodic stock-based compensation awards; and, (iv) retirement and other deferred compensation benefits. The Compensation Committee engages the services of a qualified compensation consultant as appropriate, and it considers the Company’s executive compensation package as a whole. Each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement including base salary, which can change from time-to-time, as well as a performance based payment opportunity for certain named executive officers under the Company’s Profit Sharing Plan and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Compensation Committee’s and the Company’s philosophy is to be consistent in the timing of its review of the executive's performance and opportunities for compensatory recognition. The Compensation Committee and the Company believe that this practice facilitates the retention of the executive over the short and long-term and appropriately rewards performance based upon each executive’s level of responsibility, accountability, leadership, and measured contributions to the organization.
The Compensation Committee believes that this four-part approach best serves the interests of the Bank, the Company, and its shareholders. This approach enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The performance based annual payment opportunity, which is provided for named executive officers under the Company’s Profit Sharing Plan, rewards and motivates individual performance, and is based in large part on the contribution made by the officer to the Company’s overall performance. Stock-based awards, including stock options granted in the past, relate a significant portion of long-term remuneration directly to stock price appreciation and retention with the Company. The Compensation Committee believes that these awards also closely align the interests of the executive and the Company’s shareholders.
The Compensation Committee annually evaluates both executive performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain customer focused employees in key positions. From time-to-time, the Compensation Committee engages an independent consultant to analyze executive compensation. The last evaluation of executive compensation that included an analysis by FWCC was done in 2024. This evaluation ensures that compensation for executives is reasonable and competitive with similar positions held in peer group organizations. The peer group that the

Compensation Committee used for this evaluation in 2024 consisted of 16 Pacific Northwest, California and Hawaii commercial banks similar in size to Northrim: Bank of Marin, Central Pacific Financial, Community West Bancshares, F&M Bankcorp, First Northern Bancorp, First Northwest, Five Star Bancorp, FS Bancorp, Heritage Commerce, Heritage Financial, HomeStreet, Oak Valley Bancorp, Riverview Bancorp, Sierra Bancorp, Territorial Bancorp, and Timberland Bancorp. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest, California and Hawaii financial institutions as surveyed by independent compensation consultants who gather pertinent salary, benefit, and equity compensation data from their current proxy statement disclosures.

The Compensation Committee’s approach for giving consideration to each element of the Company’s executive compensation package during a given year is intended to bring consistency to the overall program, and to support the Company’s philosophy to provide opportunity during a given year to measure and recognize the performance and contributions of individual executive officers and officers in key positions. For example, in the first quarter, the Compensation Committee considers and approves awards to participants under the Company’s Profit Sharing Plan, selects criteria for the Company’s Profit Sharing Plan’s plan year, considers and approves stock-based compensation awards, and conducts the annual officer and executive officer salary review.
The Compensation Committee takes an approach based on both quantitative and qualitative factors when considering the compensation of the Company’s Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, their foresight, their extensive community involvement, as well as their leadership in strategically positioning the Company for future developments in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.
Elements of Executive Compensation
Each year, the Compensation Committee determines whether or not the employment agreements of the named executive officers should be renewed, and whether or not a change in terms is appropriate. See further discussion of the employment agreements under Executive Compensation - Employment Agreements.
The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual payments, options and other stock-based compensation, or retirement and other deferred benefits. Instead, compensation is comprised of such components in amounts as determined by the Compensation Committee at its discretion and with respect to the components of compensation for the Company's President and Chief Executive Officer, Chief Financial Officer, and the Bank's Chief Operating Officer, approved by the Board.
Base Salary. Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and the financial institution industry, the Company’s People Services Department has established a graded salary structure for all of the Company’s employees. Every salary grade is structured to allow for personal growth ranging from the grade’s entry-level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and the employee’s performance. The Company's People Services Department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments. Officer base salary levels are reviewed annually in the first quarter of the Company’s fiscal year and any increases to base annual salaries are recommended to the Compensation Committee by the Chief Executive Officer for approval based on an assessment of an officer’s scope of responsibilities, experience, the officer’s individual performance, and contributions to the success of the organization. Additionally, the salaries of the Company's President and Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer are reviewed and approved by the Compensation Committee and the Board.

Performance Based Annual Payment. In November of 2011, the Board approved the Company’s Profit Sharing Plan. Executive officers, in addition to all current employees of the Company and Bank who commenced employment payments calculated during the performance period, are eligible to participate in profit sharing in accordance with the provisions of the Company's Profit Sharing Plan. The selection of the Company's Profit Sharing Plan criteria occurs within one-hundred-twenty days of the beginning of the Company’s fiscal year. The selection of the criteria for 2024 occurred in March of 2024. Incentive-based compensation paid under the Company's Profit Sharing Plan may be subject to the clawback provisions of the Company's Compensation Recovery Policy for covered executives, including the named executive officers.
The Company's Profit Sharing Plan also provides that the Compensation Committee may designate any employee, including an executive officer, as ineligible to receive a profit sharing payment at its complete discretion. Additionally, the Compensation Committee may adjust any employee’s profit sharing payment at its discretion. However, no individual profit sharing payment can exceed ten percent (10%) of the entire profit sharing pool for any performance period. Total profit sharing allocations made to the President and Chief Executive Officer and Chief Financial Officer of the Company, and the Chief Operating Officer of the Bank, cannot exceed 25% of the profit sharing pool in any performance period. The profit sharing awards to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer, are reviewed and approved by the Compensation Committee and the Board.
In March of 2019, the Board amended the Company’s Profit Sharing Plan to fund the plan based on a target percentage of employees’ base salary as opposed to creating a pool based on a percentage of the Company’s pre-tax income. This target is based on the financial results of the Company. Specifically, 60% of the profit sharing is based on a comparison of annual budget to actual pre-tax income for the Community Banking segment and 40% is based on the Company’s consolidated return on average assets rank in a peer comparison of U.S. banks with assets between one and five billion dollars. A tiered approach is taken for both criteria. In general, funding between 50% and 150% of the target occurs for the portion of the profit sharing that is based on budget to actual performance at the Community Banking segment. Funding of 50% of the target occurs when actual pre-tax income is equal to or less than 85% of budgeted pre-tax income. The maximum funding of 150% of the target occurs when actual pre-tax income is equal to or greater than 125% of budgeted pre-tax income. Funding between 50% and 150% of the target occurs using a tiered scale for budget to actual pre-tax income results. Funding between 50% and 150% of the target for the portion of the profit sharing that is based on the Company’s return on average assets as compared to peers occurs when the Company’s return on average assets is ranked in the top 70% of peer banks. Zero percent is applied for the Company's return on average assets if ranked below the top 70%. A weighted average based on this funding criteria determines the total funding percentage of the target which can range from 0% to 150%. The funding percentage, which may be adjusted by the Compensation Committee at its discretion, is then applied to an individual’s targeted percent of base salary based on their grade to establish the total profit sharing amount.
The performance goals established by the Compensation Committee for the Company's Profit Sharing Plan for 2024 include measures based on the Company’s strategic goals for 2024. The Compensation Committee reviewed and approved management’s recommended thresholds for each criterion. In 2024, the Company had to meet the following minimum criteria in order for the approval of the profit sharing:
●    A ratio of total regulatory capital to risk-weighted assets of at least ten percent (10%) for both the Bank and the Company;
●    A ratio of tier one regulatory capital to risk-weighted assets of at least eight percent (8%) for both the Bank and the Company;
●    A ratio of tier one regulatory capital to total average assets of at least five percent (5%) for both the Bank and the Company;
●    A ratio of classified assets to total risk-based regulatory capital for the Company of no more than thirty percent (30%). (Classified assets include loans classified as substandard, doubtful or loss assets within the Bank’s internal risk rating system, plus other real estate owned and other repossessed assets.); and,
●    Regulatory examination results must be acceptable.
Once the Company determined that the above criteria were met for 2024, the Compensation Committee approved management’s recommendation based upon the calculated payout under the Profit Sharing Plan’s matrix methodology resulting in an aggregate payout of $5.3 million for 2024, $1.0 million of which was paid, in aggregate, to the named executive officers.
Stock-Based Compensation. The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy, and subject to the Company’s employee stock incentive plans, the Compensation Committee may determine the employees eligible to receive stock options and other equity awards and to assess the amount of each such stock option or other equity award. Stock based incentive awards granted under the 2023 Plan may be subject to the clawback provisions of the Company’s Compensation Recovery Policy for covered executives, including the named executive officers.

The 2023 Plan, an omnibus plan approved by the Company's shareholders, authorizes the Board or the Compensation Committee to administer the 2023 Plan and to grant to eligible key employees restricted stock, restricted units, performance shares, performance units, stock appreciation rights, nonqualified stock options, or dividend equivalent rights. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, including the 2023 Plan, to any other persons.
The 2023 Plan is designed to afford the Compensation Committee flexibility, consistency, and balance in determining and governing the terms and mix of the annual grant of equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank. The participants in the 2023 Plan are members of the Company's and the Bank’s senior management team and other key employees. Participants, including certain of the Company’s named executive officers, are awarded stock-based compensation based on the value of equity compensation awards, and overall compensation, for comparable positions at peer institutions. Peer data was obtained from data received from FWCC, an independent, nationally recognized compensation-consulting firm, in 2024. The banks that were used to obtain this peer group median were 16 Pacific Northwest, California and Hawaii commercial banks similar in size to Northrim: HomeStreet, Heritage Financial, Central Pacific Financial, F&M Bancorp, Heritage Commerce, Bank of Marin, Sierra Bancorp, Five Star Bancorp, FS Bancorp, Central Valley Bancorp, Territorial Bancorp, First Northwest Bancorp, Oak Valley Bancorp, Timberland Bancorp, First Northern Bancorp, and Riverview Bancorp.
The Compensation Committee believes that the awards of stock-based compensation serve to tie the executives’ interests to those of the Company’s shareholders. These awards also provide an incentive for the executives’ long-term retention given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the maximum total value of equity awards that will be awarded to employees, including certain of the named executive officers, is calculated by taking the Company’s market capitalization times point five percent (0.50%). The Chief Executive Officer recommends proposed grantees and proposed award levels based on performance. The Compensation Committee has full discretion to approve, deny, or change any recommendations from the Chief Executive Officer. Additionally, awards of stock-based compensation made to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer, are reviewed and approved by the Board. The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group.
In March 2024, the Compensation Committee determined to grant both time-based and performance-based awards to each of the named executive officers. Target awards were allocated on a 50/50 basis between time-based restricted stock units and performance units. The time-based restricted stock units vest on the third anniversary of the date of grant. Awards of performance-based restricted stock units (“performance units”) are contingent on attaining pre-established three-year performance goals. The Compensation Committee reviews and approves goals in consultation with management and establishes threshold, target and stretch performance levels and associated payouts. At the end of the performance cycle, resulting payouts are determined based on the Company’s performance relative to the SNL U.S. Bank Index with total assets from $1-$5 billion.
Recipients of time-based restricted stock units and/or performance units accumulate dividend equivalents during the restriction period but are only entitled to these dividend equivalents as and when the shares to which the dividend equivalents are attributable become vested. Recipients of time-based restricted stock units and/or performance units do not have the power to vote unvested units. Both time-based and performance-based awards may be subject to the clawback provisions of the Company’s Compensation Recovery Policy.
For the awards made in 2024, the Compensation Committee approved the following corporate performance measures, weightings, and relative performance goals.

	Relative Performance Percentile Ranking(1)
Performance Measure	Weighting	Threshold	Target	Stretch
Total Shareholder Return (TSR)	50%	70th	45th	25th
Return on Average Assets (ROAA)	50%	70th	45th	25th
Payout as a Percentage of Target		50%	100%	150%
(1)Based on the SNL U.S. Bank Index with total assets from $1 billion to $5 billion over the entire performance period with TSR calculated on a 20-day average closing stock price prior to the end of the performance period and ROAA reflecting a three-year average over the performance period.
Northrim does not grant stock-based awards in anticipation of the release of material nonpublic information based on stock-based award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our stock-based awards, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In the fiscal year ended December 31, 2024, we did not grant any stock-based awards to our named executive officers during the time period outlined in Item 402(x) of Regulation S-K.

The Company has not established any program whereby executives or key personnel are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock.
Retirement and Other Deferred Benefits
Northrim Bank Savings Incentive Plan 401k. Named executive officers participate in the Company’s qualified retirement plan originally established on July 1, 1992, the Northrim Bank Savings Incentive Plan ("401k Plan"), to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. In 2024, the 401k Plan provides a $1.00 match for each $1.00 contributed by an employee up to five point five percent (5.5%) of the employee’s salary. In 2025, this increased to 6.0%. Residential Mortgage participates in the plan as a separate division with a $1.00 match for each $1.00 contributed by an employee up to three point zero percent (3.0%) of the employee's salary.
Deferred Compensation Plan. The Company established a new Deferred Compensation Plan in November 2023 ("2023 DCP") that replaced a prior plan that had balances. The 2023 DCP provides that on or prior to December 31 of each year the DCP is in effect, any eligible employee may elect in writing to defer receipt of at least one percent (1%) to a maximum of ninety percent (90%) of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the 2023 DCP, eligible employees, including certain of the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year if such written election is made within thirty days after they are first notified by the Compensation Committee of their eligibility to become a participant. The 2023 DCP also provides that any eligible employee may elect to defer receipt of at least one percent (1%) to a maximum of ninety percent (90%) of their performance-based payments for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with various investment options similar to the 401k.
Supplemental Executive Retirement Plan. The Bank adopted the Northrim Bank Supplemental Executive Retirement Plan ("SERP") effective July 1, 1994, as amended January 6, 2000, January 8, 2004, January 1, 2005, January 1, 2015, and November 30, 2023 for the benefit of its executive officers, including the named executive officers. As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee. The Compensation Committee can exercise its authority to determine and approve changes to this percentage, as well as approve new participants under the SERP. The Compensation Committee generally makes these determinations based upon recommendations of the Chief Executive Officer and upon consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s current responsibility. Additionally, contributions made to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's Chief Operating Officer, under the SERP Plan are reviewed and approved by the Board.
Earnings under the SERP are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The SERP provides for payment of a specified amount to plan participants upon retirement, with early retirement permitted after the participant’s fifty-fifth birthday, if she or he has completed at least five years of vesting service under the terms of the 401k Plan prior to early retirement. Benefits are payable in lump sum or in monthly installments beginning ninety-one days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by twelve months, divided by the number of years over which the participant elects to receive payments, with fifteen years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over fifteen years unless the Compensation Committee elects to accelerate payment. Additionally, the SERP provides for a distribution of benefits upon termination of employment resulting from disability. Under the terms of the SERP a participant will receive such participant’s account in the most recent form of payment properly elected prior to his or her disability in accordance with the terms of this SERP, with payments commencing as soon as reasonably practicable after such participant’s disability. If the SERP participant made no form of payment election, the participant’s account will be paid to the participant in ten annual installments, beginning as soon as reasonably practicable after the participant’s disability. Certain payments under the SERP may be subject to the clawback provisions of the Company’s Compensation Recovery Policy for covered executives, including the named executive officers.
In 2025, earnings under the SERP will no longer be credited using the methodology above. Instead, SERP balances will be invested in the market at the direction of each participant similar to the 401k Plan.
Supplemental Executive Retirement Deferred Compensation Plan. The Compensation Committee, the Board and management have deemed it prudent for the Bank to have life insurance protection on certain of the Company's executive officers, including the named executive officers, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible but real loss due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan ("SERDCP"), a non-qualified deferred compensation plan. Certain executive officers, as identified by the Compensation Committee, are eligible to participate in the SERDCP. Of the current named executive officers, only Mr. Schierhorn participates in the SERCDP and no additional executive officers will be deemed eligible to participate in the SERDCP as the Company is phasing out the SERDCP. The SERDCP is intended to provide a source of funds for participants’ retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in an amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy, and the cost of providing the executive officer the deferred compensation retirement benefit or a death benefit to the executive officer’s beneficiaries in the event of the executive officer’s death before retirement. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.
In the event of the participant’s retirement, the cash surrender value of the policy can be paid out in a lump sum or in installments not to exceed ten years. The participant can also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP, would be paid to the participant’s beneficiaries. Additionally, the SERDCP provides for a distribution of benefits upon termination of employment resulting from disability. Under the terms of the SERDCP a participant will receive such participant’s account in the most recent form of payment properly elected prior to his or her disability in accordance with the terms of this SERDCP, with payments commencing as soon as reasonably practicable after such participant’s disability.
Tax and Accounting Treatment of Executive Compensation
Nonqualified Deferred Compensation. Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") imposes election, payment, and funding requirements on "nonqualified deferred compensation" plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a twenty percent (20%) additional tax. Certain awards that may be issued under the plan may constitute a "deferral of compensation" subject to the requirements of Section 409A of the Code.
2024 Advisory Vote on Executive Compensation
The Company provided shareholders a non-binding advisory vote on executive compensation in 2024. At the Company’s 2024 Annual Meeting, shareholders expressed substantial support for the compensation of the Company’s named executive officers, with approximately ninety-four percent (94%) of the votes cast for approval of the "say-on-pay" vote on executive compensation. The Compensation Committee considered the results of the 2024 advisory vote. The Compensation Committee also considered many other factors in evaluating the interaction of the Company’s compensation programs with its business objectives. While all of these factors bore on the Compensation Committee’s decisions regarding named executive officer compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the shareholders’ 2024 "say-on-pay" advisory vote.
EXECUTIVE COMPENSATION
_____________________________________________________________________________________________________
Summary Compensation Table
The following table sets forth information regarding compensation earned by our six named executive officers, which includes our former Chief Executive Officer, current Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated officers who were serving as executive officers of the Company or the Bank at the end of 2024, outside of those who served as Chief Executive Officer and Chief Financial Officer. The information in the following table is provided for the fiscal years ended December 31, 2024, 2023, and 2022, and includes all compensation awarded to, earned by, or paid to our named executive officers during the years indicated:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Joseph M. Schierhorn, Chairman of the Company and the Bank(6):
	2024	$319,736	N/A	$176,475	$—	$112,555	$26,356	$48,007	$683,129
	2023	$554,585	N/A	$233,328	$—	$209,633	$148	$159,915	$1,157,609
	2022	$478,855	N/A	$—	$—	$237,512	$368	$154,818	$871,553
Michael G. Huston, President, Chief Executive Officer and Chief Operating Officer of the Company. President and Chief Executive Officer of the Bank(7):
	2024	$482,742	N/A	$176,475	$—	$304,127	$409	$92,207	$1,055,960
	2023	$356,468	N/A	$138,652	$—	$119,773	$23	$68,081	$682,997
	2022	$322,738	N/A	$—	$—	$140,068	$52	$46,298	$509,156
Jed W. Ballard, Executive Vice President, Chief Financial Officer of the Company and the Bank(8):
	2024	$369,307	N/A	$91,273	$—	$180,960	$274	$54,315	$696,129
	2023	$340,993	N/A	$121,389	$—	$100,252	$22	$48,881	$611,537
	2022	$303,745	N/A	$—	$—	$112,993	$48	$46,182	$462,968
Jason Criqui, Executive Vice President, Chief Banking Officer of the Bank(9):
	2024	$278,020	N/A	$73,160	$—	$136,230	$48	$18,503	$505,961
Mark Edwards, Executive Vice President, Chief Credit Officer of the Bank(9):
	2024	$285,844	N/A	$77,208	$—	$120,054	$98	$32,835	$516,039
Amber Zins, Executive Vice President, Chief Operating Officer of the Bank(10):
	2024	$323,739	N/A	$82,267	$—	$158,632	$117	$49,955	$614,710
	2023	$298,293	N/A	$109,395	$—	$87,348	$11	$44,857	$539,904
(1)    The amounts listed for each named executive officer’s stock award represent the aggregate grant date fair value, including dividend equivalents, of the awards determined in accordance with FASB ASC Topic 718 and are based on the price of the Company’s stock at the close of business on the date of each grant.
(2)    No options were granted in 2022, 2023, or 2024.
(3)    The amount listed for each named executive officer represents the individual’s performance based payment earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Profit Sharing Plan in 2024, 2023 and 2022 as approved by the Compensation Committee. See Non-Equity Incentive Plan Awards and Employment Agreements contained in this proxy statement.
(4)    The amount listed for each named executive officer under this category is the above market or preferential earnings on the named executive officer’s account over one-hundred-twenty percent (120%) of the federal rate for each applicable year.

(5)    The amount listed for each named executive officer represents items of compensation not reflected elsewhere in this Summary Compensation Table:
The aggregate total of all other compensation disclosed for Mr. Schierhorn for 2024 is equal to the amounts of $18,975 representing contributions to the Company’s 401k Plan for Mr. Schierhorn and the Company’s contributions to the SERP for Mr. Schierhorn in the amounts of $29,032. The amount contributed to the SERP Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Huston for 2024 is equal to the amounts of $18,975, and $73,232 representing contributions to the Company’s 401k Plan for Mr. Huston and the Company’s contribution to the SERP for Mr. Huston, respectively. The amount contributed to the SERP for Mr. Huston is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Ballard for 2024 is equal to the amounts of $18,975, and $35,340 representing contributions to the Company’s 401k Plan for Mr. Ballard and the Company’s contribution to the SERP for Mr. Ballard, respectively. The amount contributed to the SERP for Mr. Ballard is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Criqui for 2024 is equal to the amounts of $18,503 and — representing contributions to the Company’s 401k Plan for Mr. Criqui and the Company’s contribution to the SERP for Mr. Criqui, respectively. The amount contributed to the SERP for Mr. Criqui is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Edwards for 2024 is equal to the amounts of $18,975 and $13,860 representing contributions to the Company’s 401k Plan for Mr. Edwards and the Company’s contribution to the SERP for Mr. Edwards, respectively. The amount contributed to the SERP for Mr. Edwards is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Ms. Zins for 2024 is equal to the amounts of $18,975 and $30,980 representing contributions to the Company’s 401k Plan for Ms. Zins and the Company’s contribution to the SERP for Ms. Zins, respectively. The amount contributed to the SERP for Ms. Zins is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
(6)    Compensation for Mr. Schierhorn for 2024 reflects his service as President, Chief Executive Officer and Chief Operating Officer of the Company and Chief Executive Officer of the Bank from January 1, 2024 until his resignation, effective April 6, 2024, and his subsequent service as Chairman of the Company and the Bank from April 6, 2024 through December 31, 2024.
(7)    Compensation for Mr. Huston for 2024 reflects his service as President of the Bank from January 1 through April 5, 2024 and his subsequent service as President, Chief Executive Officer and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank from April 6, 2024 through December 31, 2024. Salary expense for Mr. Huston includes his 2024 contribution of $48,274 to the 2023 DCP.
(8) Salary expense for Mr. Ballard includes his 2024 contribution of $23,477 to the 2023 DCP.
(9)    Compensation for 2023 and 2022 for Mr. Criqui and Mr. Edwards is not presented because they were not a named executive officers for those fiscal years.
(10) Ms. Zins's compensation for 2022 is not presented because she was not a named executive officer for that fiscal year.

Employment Agreements
The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives, and its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate.
The employment agreements at December 31, 2024 for Messrs. Schierhorn, Ballard, Criqui, Huston, Edwards and Ms. Zins included the following entitlements: reasonable health insurance, disability and other employee benefits, as well as allowance for adjustments to annual base salary as deemed appropriate by the Compensation Committee. Each of the employment agreements in effect at December 31, 2024 also provides that in the event of termination of employment by the Company or the Bank without cause or by the employee for good reason, health and insurance benefits for such employee will be continued for a period of one year from the termination date, with the exception of Mr. Edwards, who's benefits will be continued for a period of nine months from the termination date.

The named executive officers entered into new employment agreements effective January 1, 2025, and the contracts of Messrs. Ballard, Criqui, Huston, Edwards, and Ms. Zins included nearly identical terms and provisions as their employment agreements in effect as of December 31, 2024. Each of the new employment agreements has an initial term ending on December 31, 2025, which will be automatically extended for an additional one year term unless at least ninety days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

All of the employment agreements in effect at December 31, 2024, except that of Mr. Schierhorn, and the new employment agreements, except that of Mr. Schierhorn, reflect the named executive officer’s eligibility to participate in the Company’s Profit Sharing Plan. The employment agreements with the named executive officers also contain a covenant not to compete, which stipulates that for a period of one year following termination of the agreement (or in the case of Mr. Edwards, nine months following the termination of his employment agreement), or one year following the close of a transaction constituting a change of control agreement (or in the case of Mr. Edwards, nine months following the close of such a change in control transaction), the named executive officer will not be directly or indirectly employed by or own any business activity that is competitive with the Company or the Bank. As defined in each of their employment agreements, each of the named executive officers is also entitled to the severance benefits discussed herein under the heading Potential Payments upon Termination or Change of Control.
Joseph M. Schierhorn
The employment agreement in effect at January 1, 2024, by and among the Company, the Bank, and Mr. Schierhorn, as Chairman and Chief Executive Officer of the Company and the Bank, established Mr. Schierhorn’s annual salary at $580,639 as adjusted from time to time. Effective April 6, 2024, Mr. Schierhorn entered into a new employment agreement in connection with the change in his positions with the Company to Chairman of the Company and the Bank, which established Mr. Schierhorn's new annual salary at $200,000, as adjusted from time to time. Mr. Schierhorn received $319,736 in salary in 2024, which reflected the annual salary specified in his respective employment agreements in effect during 2024. A profit sharing allocation of $112,555 was earned by Mr. Schierhorn in 2024 under the provisions of the Profit Sharing Plan. Mr. Schierhorn is entitled to receive an annual contribution equal to twenty percent (20%) of annual base salary in accordance with the SERP in 2024, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Schierhorn’s agreement also provides for his participation in the SERDCP in 2024 which is designed to provide the Bank with key man insurance protection for $2.4 million and a future retirement benefit for Mr. Schierhorn.

Michael G. Huston
The employment agreement in effect at December 31, 2024 by and among the Company, the Bank, and Mr. Huston, as President, Chief Executive Officer, and Chief Operating Officer of the Company and President and Chief Executive Officer of the Bank, established Mr. Huston's annual base salary at $535,000, as adjusted from time to time. Mr. Huston received $482,742 in salary in 2024, which reflected the annual salary specified in his employment agreement effective January 1, 2024, combined with the increase in his base salary from his new employment agreement as of April 6, 2024 for his transition to the President and Chief Executive Officer role. A profit sharing allocation of $304,127 was earned by Mr. Huston in 2024 under the provisions of the Profit Sharing Plan. Mr. Huston is entitled to receive an annual contribution equal to twenty percent (20%) of annual base salary in accordance with the SERP, which may be adjusted at the Compensation Committee's and the Board's discretion. Interest on the accruing contributions is credited based on the average yield of the Bank's assets less a three year moving average rate of loan charge-offs.
Jed W. Ballard
The employment agreement in effect at December 31, 2024, by and among the Company, the Bank and Mr. Ballard, as Executive Vice President and Chief Financial Officer of both the Company and the Bank, established Mr. Ballard's annual salary at $353,404, as adjusted from time to time. Mr. Ballard received $369,307 in salary in 2024, which reflected the annual salary specified in his employment agreement combined with a salary increase approved by the Compensation Committee in 2024 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $180,960 was earned by Mr. Ballard in 2024, under the provisions of the Profit Sharing Plan. Mr. Ballard is entitled to receive an annual contribution equal to ten percent (10%) of annual base salary in accordance with the SERP, which may be adjusted at the Compensation

Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Jason Criqui
The employment agreement in effect at December 31, 2024 between the Bank and Mr. Criqui, as Executive Vice President, Chief Banking officer, establishes Mr. Criqui’s annual salary at $290,000, as adjusted from time to time. Mr. Criqui received $278,020 in salary in 2024, which reflected the annual salary specified in his employment agreement effective January 1, 2024 combined with a salary increase included in his new employment agreement that was in effect from April 6, 2024 through December 31, 2024 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $136,230 was earned by Mr. Criqui in 2024 under the provisions of the Profit Sharing Plan. Mr. Criqui is entitled to receive an annual contribution equal to ten percent (10%) of annual base salary in accordance with the SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Mark Edwards
The employment agreement in effect at December 31, 2024 between the Bank and Mr. Edwards, as Executive Vice President, Chief Credit Officer and Bank Economist, establishes Mr. Edward’s annual salary at $277,207, as adjusted from time to time. Mr. Edwards received $285,844 in salary in 2024, which reflected the annual salary specified in his employment agreement combined with a salary increase approved by the Compensation Committee in 2024 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $120,054 was earned by Mr. Edwards in 2024 under the provisions of the Profit Sharing Plan. Mr. Edwards is entitled to receive an annual contribution equal to five percent (5%) of annual base salary in accordance with the SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Amber Zins
The employment agreement in effect at December 31, 2024 between the Bank and Ms. Zins, as Executive Vice President and Chief Operating Officer, establishes Ms. Zins' annual base salary at $309,798, as adjusted from time to time. Ms. Zins received $323,739 in salary in 2024, which reflected the annual salary specified in her employment agreement combined with a salary increase approved by the Compensation Committee in 2024 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $158,632 was earned by Ms. Zins in 2024, under the provisions of the Profit Sharing Plan. Ms. Zins is entitled to receive an annual contribution equal to ten percent (10%) of annual base salary in accordance with the SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Potential Payments upon Termination or Change in Control
In accordance with the terms of the 2023 Plan, which applied to all named executive officers, if the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards held by the named executive officers would not automatically vest. However, if the awards were not assumed by or replaced with comparable awards by the successor company, the Compensation Committee may immediately vest all shares at its sole discretion.
Additionally, the employment agreements in effect at December 31, 2024 with Messrs. Schierhorn, Huston, Ballard, Criqui, and Edwards, and Ms. Zins specify that if the Company or the Bank is subjected to a change of control and either the Company or the Bank terminates a named executive officer’s employment without cause or if a named executive terminates his or her employment for good reason within seven hundred and thirty days of the change in control the named executive is entitled to:
●    All base salary earned and all reimbursable expenses incurred through the termination date payable in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to two times their highest base salary over the prior three years for Messrs. Schierhorn, Huston, Ballard, Criqui, and Ms. Zins; and, one times the highest base salary over the prior three years for Mr. Edwards, also payable in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to two times their average profit share received over the prior three years for Messrs. Schierhorn, Huston, Ballard, and Criqui and Ms. Zins; and, one times the average profit share received over the prior three years for Mr. Edwards payable in a lump sum no later than forty-five days after the day on which employment is terminated;

●    The continuation of health and insurance benefits for two years following the termination date of their agreement for Messrs. Schierhorn, Huston, Ballard, and Criqui and Ms. Zins; and, one year for Mr. Edwards; and,
●    Receive age credit and credit for period of service towards all supplemental retirement or deferred compensation plans for the remaining term covered by each named executive officer’s individual employment agreement.
For Messrs. Schierhorn, Huston, Ballard, Criqui, Edwards, and Ms. Zins, if the Company terminates the named executive officer’s employment without cause, or if they terminate their employment for good reason, the named executive officer is entitled to:
●    All base salary earned and all reimbursable expenses incurred under the agreement through their termination date payable in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to one times their highest base salary over the prior three years for Messrs. Schierhorn, Huston, Ballard, Criqui, and Ms. Zins; and, seventy-five percent (75%) of his highest base salary over the prior three years for Mr. Edwards, to be paid on the first day of the month following a period of six months after the termination;
●    Continuation of health and insurance benefits for one year for Messrs. Schierhorn, Ballard, Huston and Ms. Zins; and nine months for Mr. Edwards following the termination date of their agreement; and,
●    Receive age credit and credit for period of service towards all supplemental retirement or deferred compensation plans for the remaining term covered by each named executive officer’s individual employment agreement.
For Messrs. Schierhorn, Huston, Ballard, Criqui, Edwards, and Ms. Zins, in the event the Company terminates the named executive officer’s employment for cause or the named executive officer terminates their employment without good reason, the named executive officer is entitled only to payment of all base salary earned and all reimbursable expenses incurred through the termination date payable upon the effective date of termination and will have no right to receive compensation or other benefits for any period after termination.
If the employment of Messrs. Schierhorn, Huston, Ballard, Criqui, Edwards, or Ms. Zins is terminated on account of any mental or physical disability that prevents them from performing their duties, then they are entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, less the amount of any payments received by the executive during the one year period following termination under any employer-sponsored disability insurance plan, for one year following the termination date.
If a named executive officer’s employment agreement is terminated due to their death, under the terms of the agreement, their beneficiaries will receive that portion of their base salary that otherwise would have been paid to them for the month in which their death occurred and any other amounts due them pursuant to the SERP, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to them by the Company according to the terms of the respective plans.
The following table sets forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank as of December 31, 2024 under the provisions of their employment agreements as described above. The value of unvested options and restricted stock units in the discussion below is based on the closing price of the Company’s common stock on December 31, 2024 at $77.94 per share.

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Schierhorn
Termination by Employer Without Cause	$9,231	$200,000	$—	$—	$—
By Executive For Good Reason	$9,231	$200,000	$—	$—	$—
Termination by Employer for Cause	$9,231	$—	$—	$—	$—
By Executive Without Good Reason	$9,231	$—	$—	$—	$—
Change in Control:
Without Cause	$9,231	$400,000	$—	$—	$—
For Good Reason within 730 days of change in control	$9,231	$400,000	$—	$—	$—
Death	$9,231	$—	$—	$713,852	$2,410,230
Disability	$9,231	$80,000	$—	$713,852	$2,424,520

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Michael G. Huston
Termination by Employer Without Cause	$24,692	$535,000	$—	$—	$37,792
By Executive For Good Reason	$24,692	$535,000	$—	$—	$37,792
Termination by Employer for Cause	$24,692	$—	$—	$—	$—
By Executive Without Good Reason	$24,692	$—	$—	$—	$—
Change in Control:
Without Cause	$24,692	$1,445,978	$—	$—	$75,585
For Good Reason within 730 days of change in control	$24,692	$1,445,978	$—	$—	$75,585
Death	$24,692	$—	$—	$537,708	$331,525
Disability	$24,692	$415,000	$—	$537,708	$369,317

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Jed W. Ballard
Termination by Employer Without Cause	$17,371	$376,375	$—	$—	$37,792
By Executive For Good Reason	$17,371	$376,375	$—	$—	$37,792
Termination by Employer for Cause	$17,371	$—	$—	$—	$—
By Executive Without Good Reason	$17,371	$—	$—	$—	$—
Change in Control:
Without Cause	$17,371	$1,015,554	$—	$—	$75,585
For Good Reason within 730 days of change in control	$17,371	$1,015,554	$—	$—	$75,585
Death	$17,371	$—	$—	$370,839	$226,751
Disability	$17,371	$256,375	$—	$370,839	$264,543

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Jason Criqui
Termination by Employer Without Cause	$13,385	$290,000	$—	$—	$37,233
By Executive For Good Reason	$13,385	$290,000	$—	$—	$37,233
Termination by Employer for Cause	$13,385	$—	$—	$—	$—
By Executive Without Good Reason	$13,385	$—	$—	$—	$—
Change in Control:
Without Cause	$13,385	$754,940	$—	$—	$74,466
For Good Reason within 730 days of change in control	$13,385	$754,940	$—	$—	$74,466
Death	$13,385	$—	$—	$274,894	$38,706
Disability	$13,385	$170,000	$—	$274,894	$75,939

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Mark Edwards
Termination by Employer Without Cause	$13,370	$217,262	$—	$—	$28,344
By Executive For Good Reason	$13,370	$217,262	$—	$—	$28,344
Termination by Employer for Cause	$13,370	$—	$—	$—	$—
By Executive Without Good Reason	$13,370	$—	$—	$—	$—
Change in Control:
Without Cause	$13,370	$383,600	$—	$—	$37,792
For Good Reason within 730 days of change in control	$13,370	$383,600	$—	$—	$37,792
Death	$13,370	$—	$—	$313,475	$79,707
Disability	$13,370	$169,682	$—	$313,475	$117,499

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Amber Zins
Termination by Employer Without Cause	$15,228	$329,935	$—	$—	$—
By Executive For Good Reason	$15,228	$329,935	$—	$—	$—
Termination by Employer for Cause	$15,228	$—	$—	$—	$—
By Executive Without Good Reason	$15,228	$—	$—	$—	$—
Change in Control:
Without Cause	$15,228	$884,996	$—	$—	$—
For Good Reason within 730 days of change in control	$15,228	$884,996	$—	$—	$—
Death	$15,228	$—	$—	$333,895	$95,065
Disability	$15,228	$209,935	$—	$333,895	$95,065
In addition to the above provisions, if the Company is required to prepare a qualifying accounting restatement, the Company will recover from the named executive officers the excess amount of erroneously awarded incentive-based compensation, whether cash or equity, provided to a covered executive over the amount that otherwise would have been received by the covered executive had such compensation been determined based on the restated financials, computed without regard to any taxes paid.
Grants of Plan-Based Awards
The Compensation Committee approved awards under our Profit Sharing Plan and awarded restricted stock grants and performance stock grants in 2024. Set forth below is information regarding awards granted during 2024:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Joseph M. Schierhorn	12/31/2024	$24,119	$80,396	$120,594	—	—	—	—	$—
	3/28/2024	$—	$—	$—	872	1,744	2,616	1,744	$176,475
Michael G. Huston	12/31/2024	$65,170	$217,234	$325,851	—	—	—	—	$—
	3/28/2024	$—	$—	$—	872	1,744	2,616	1,744	$176,475
Jed W. Ballard	12/31/2024	$38,777	$129,257	$193,886	—	—	—	—	$—
	3/28/2024	$—	$—	$—	451	902	1,353	902	$91,273
Jason Criqui	12/31/2024	$29,192	$97,307	$145,961	—	—	—	—	$—
	3/28/2024	$—	$—	$—	362	723	1,085	723	$73,160
Mark Edwards	12/31/2024	$25,726	$85,753	$128,630	—	—	—	—	$—
	3/28/2024	$—	$—	$—	382	763	1,145	763	$77,208
Amber Zins	12/31/2024	$33,993	$113,309	$169,964	—	—	—	—	$—
	3/28/2024	$—	$—	$—	407	813	1,220	813	$82,267
(1)Represents the potential range of cash incentive awards payable under the Company’s Profit Sharing Plan, based on annual base salary. The performance goals and measurements associated with the Company’s Profit Sharing Plan that generate the awards set forth above are provided in the “Performance based Annual Payment” section beginning on page 25.
(2)Represents the potential range of restricted stock unit awards payable under the 2023 Plan subject to performance measurements. The performance goals and measurements associated with the 2023 Plan that generate the awards set forth above are provided in the “Stock-Based Compensation” section beginning on page 25.
(3)Represents time-based restricted stock units, which vest on the third anniversary of the date of grant.
(4)The fair value of the portion of the restricted stock unit awards subject to time-based measurements is based on the stock price on the date of grant. The fair value of the portion of the restricted stock unit awards subject to performance measurements that is tied to return on average assets is based on the stock price on the date of grant at the target performance level. The fair value of the portion of the performance units that is tied to total shareholder return is based on a statistical “Monte Carlo simulation” modeling technique that simulates potential stock price movements and all potential outcomes of achievement of the goal.
Profit Sharing Plan
The dollar values reflected in the above table as to estimated future payouts under the non-equity incentive plan awards to the named executive officers are based on a formula driven methodology applied to determine the annual profit sharing allocation to the Profit Sharing Plan participants recommended by the Chief Executive Officer as described above in the section entitled "Performance Based Annual Payment." The Profit Sharing Plan applies a weighted average based on the funding criteria to determine the total funding percentage of the target amount. The funding percentage is then applied to an individual’s targeted percent of base salary based on their grade to establish the total profit sharing amount, subject to the Chief Executive Officer's discretion and Compensation Committee and Board approval.

2023 Stock Incentive Plan
The provisions of the 2023 Plan permit the Compensation Committee flexibility in determining the terms of the stock option agreements and letter agreements for restricted/performance shares and units granted, respectively, as related to the death, disability, retirement, and termination of employment and in the event of a change in control.

Shares Available for Issuance
The 2023 Plan provides that a total of 325,000 shares may be issued to eligible participants. Additionally, any shares under the 2023 Plan that are forfeited back to the Company and shares that are withheld by the Company to pay for taxes with respect to awards other than options or stock appreciation rights shall again be available for issue pursuant to new awards granted under this plan. For purposes of calculating available shares, stock options or stock appreciation rights granted are counted as one share for every one share granted, and any shares that are subject to awards other than stock options or stock appreciation rights are counted as three shares for every one share granted. As of December 31, 2024 under the 2023 Plan and previous plans, there were a total of 83,392 options, 48,299 shares of restricted stock, and 16,323 performance units outstanding and there were 131,134 shares available for issuance.
Stock Options
The 2023 Plan provides that the exercise of stock options or any other awards as set by the Compensation Committee shall not be less than one-hundred percent (100%) of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2023 Plan will expire not more than ten years from the date of grant. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be in paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable. Under the 2023 Plan, only non-qualified stock options may be granted and no incentive stock options may be issued under the 2023 Plan.

Stock Awards
The 2023 Plan also authorizes the grant of restricted stock, restricted units, performance shares and performance units. Restricted stock awards and restricted unit awards will have a vesting period that is determined, in its sole discretion, by the Compensation Committee subject to limitations imposed by the Internal Revenue Service. Vesting periods will be set forth in the applicable award agreement.
Each grant of performance shares and performance units will be subject to the achievement of performance goals designated by the Compensation Committee and the corresponding award agreement. The performance goals that may be used by the Compensation Committee for such awards consist of goals measuring one or any combination of the following factors: revenue, net interest margin, net interest income, non-interest income, net income, pre- or post-tax income, earnings per share, return on equity, return on assets, share price performance, total shareholder return, improvement in or attainment of expense levels, asset growth, loan growth, deposit growth, growth in other components of the Company's balance sheet, asset quality, regulatory capital levels, or any other metric as determined by the Compensation Committee in its discretion. Performance goals may be measured solely on a corporate, subsidiary, division or business unit basis and performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entitles.
The Compensation Committee has the discretion to adjust the amount payable under a performance based award upwards or downwards.
Stock Appreciation Rights

Stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately. Similarly, the 2023 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.

Recoupment

Awards granted under the 2023 Plan are also subject to recoupment, in whole or in part, in the event that the Company is required to prepare a qualifying accounting restatement in accordance with the terms of the 2023 Plan and the Company’s Compensation Recovery Policy.

Amendment and Termination
The Board may terminate the 2023 Plan at any time and the Board may amend the 2023 Plan at any time and from time to time when deemed necessary, except for certain revisions or amendments that would require the proper approval of shareholders.
Shares of Common Stock Authorized for Issuance under Equity Compensation Plans
The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2024:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c )
Equity compensation plans approved by security holders	148,014	$19.98	131,134
(1) Includes 64,622 outstanding awards granted under the 2023 Plan and 83,392 outstanding awards granted under previous stock incentive plans.
We do not have any equity compensation plans that have not been approved by our shareholders.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers as of December 31, 2024:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joseph M. Schierhorn	5,908	—	—	$42.02	12/1/2031	9,159	$713,852	—	—
	9,268	—	—	$32.09	12/2/2030	—	$—	—	—
	7,409	—	—	$36.46	12/4/2029	—	$—	—	—
	11,192	—	—	$37.06	11/28/2028	—	$—	—	—
	10,423	—	—	$33.30	11/15/2027	—	$—	—	—
	—	—	—	$—	0	—	$—	—	—
(1) There are no unexercised options that have not vested as of December 31, 2024.
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2024 total 9,159 in the aggregate and vest as follows:
March 23, 2026					5,570
March 29, 2027					3,589
(3) Based on the closing price of $77.94 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael G. Huston	1,153	—	—	$42.02	12/1/2031	6,899	$537,708	—	—
	1,800	—	—	$32.09	12/2/2030	—	—	—	—
	2,300	—	—	$36.46	12/4/2029	—	—	—	—
	1,658	—	—	$37.06	11/28/2028	—	—	—	—
	1,702	—	—	$33.30	11/15/2027	—	—	—	—
	3,775	—	—	$31.45	5/8/2027	—	—	—	—
(1) The are no unexercised options that have not vested as of December 31, 2024.
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2024 total 6,899 in the aggregate and vest as follows:
March 23, 2026					3,310
March 29, 2027					3,589
(3) Based on the closing price of $77.94 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jed W. Ballard	1,374	—	—	$42.02	12/1/2031	4,758	$370,839	—	—
	2,153	—	—	$32.09	12/2/2030	—	—	—	—
	2,450	—	—	$36.46	12/4/2029	—	—	—	—
	2,487	—	—	$37.06	11/28/2028	—	—	—	—
(1) There are no unexercised options that have not vested as of December 31, 2024.
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2024 total 4,758 in the aggregate and vest as follows:
March 23, 2026					2,902
March 29, 2027					1,856
(3) Based on the closing price of $77.94 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jason Criqui	—	—	—	$—	N/A	3,527	$274,894	—	—
(1) There are no unexercised options that have not vested as of December 31, 2024.
December 1, 2024					—
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2024 total 3,527 in the aggregate and vest as follows:
March 23, 2026					2,040
March 29, 2027					1,487
(3) Based on the closing price of $77.94 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mark Edwards	305	—	—	$42.02	12/1/2031	4,022	$313,475	—	—
(1) There are no unexercised options that have not vested as of December 31, 2024.
December 1, 2024					—
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2024 total 4,022 in the aggregate and vest as follows:
March 23, 2026					2,452
March 29, 2027					1,570
(3) Based on the closing price of $77.94 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Amber Zins	790	—	—	$42.02	12/1/2031	4,284	$333,895	—	—
	1,231	—	—	$32.09	12/2/2030	—	—	—	—
(1) The are no unexercised options that have not vested as of December 31, 2024.
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2024 total 4,284 in the aggregate and vest as follows:
March 23, 2026					2,610
March 29, 2027					1,674
(3) Based on the closing price of $77.94 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2024.
Option Exercises and Stock Vested
The following table summarizes the aggregate options exercised and the value realized thereon held by our named executive officers during 2024.
Restricted Stock Units granted in 2021 became fully vested in 2024. The number of shares listed in the following table represents the gross number of shares delivered to each named executive officer, including dividend equivalent shares on restricted stock awards, and valued at the fair market value of the Company’s common stock at the close of business on their respective vesting dates.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joseph M. Schierhorn	3,830	$204,445	1,654	$140,706
Michael G. Huston	—	$—	969	$82,433
Jed W. Ballard	—	$—	1,155	$98,256
Jason Criqui	—	$—	1,199	$101,999
Mark Edwards	3,976	$71,050	768	$65,334
Amber Zins	—	$—	662	$56,316
Pension Benefits
The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or nonqualified defined benefit plans.

Nonqualified Deferred Compensation
The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2024:

Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
SERP:
Joseph M. Schierhorn
SERP	$—	$29,032	$69,164	$—	$1,342,895
SERDCP	$—	$—	$24,732	$—	$1,067,335
2023 DCP	$—	$—	$—	$—	$—
Michael G. Huston
SERP	$—	$73,232	$17,075	$—	$331,525
SERDCP	$—	$—	$—	$—	$—
2023 DCP	$48,274	$—	$1,690	$—	$49,964
Jed W. Ballard
SERP	$—	$35,340	$11,678	$—	$226,751
SERDCP	$—	$—	$—	$—	$—
2023 DCP	$23,477	$—	$2,786	$—	$26,264
Jason Criqui
SERP	$—	$25,107	$1,993	$—	$38,706
SERDCP	$—	$—	$—	$—	$—
2023 DCP	$—	$—	$—	$—	$—
Mark Edwards
SERP	$—	$13,860	$4,105	$—	$79,707
SERDCP	$—	$—	$—	$—	$—
2023 DCP	$—	$—	$—	$—	$—
Amber Zins
SERP	$—	$30,980	$4,896	$—	$95,065
SERDCP	$—	$—	$—	$—	$—
2023 DCP	$—	$—	$—	$—	$—

(1)In reference to the amounts reported in the Company Contributions in Last Fiscal Year column above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2024.
(2)A portion of the named executive officers’ earnings noted in the Aggregate Earnings in Last Fiscal Year column is reported as excess earnings for the fiscal years ended December 31, 2024, 2023, and 2022 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the Summary Compensation Table.
Pay-Ratio Disclosure
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission has adopted a final rule requiring annual disclosure of the ratio of the median employee's annual compensation to the annual compensation of the Chief Executive Officer.
The median employee compensation was identified from full-time and part-time employees, excluding the Chief Executive Officer, who were employed by the Company on December 31, 2024. Three of our employees are located in Canada, and the rest are located in the United States. A total of 503 employees were included. Compensation was measured over the 12-month period beginning on January 1, 2024 and ending on December 31, 2024.

We have concluded that it is appropriate to identify a new median employee for this year's disclosure due to changes to the employee population and material changes to compensation arrangements. We identified our median employee as of December 31, 2024 using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
The median employee compensation was determined in the same manner that total compensation was determined in the Summary Compensation Table at the beginning of this section. Wages were annualized for our employees who did not work the entire calendar year.
In 2024, Mr. Schierhorn served as the Chief Executive Officer from January 1, 2024 to April 5, 2024 and Mr. Huston served as Chief Executive Officer from April 6, 2024 to December 31, 2024. The Company has elected to annualize Mr. Huston's compensation as of the date he transitioned into his role as Chief Executive Officer for the purposes of calculating the Pay Ratio for 2024 as permitted under Item 402(u) of Regulation S-K. In 2024, Mr. Huston's compensation is $1,055,960 as reflected in the Summary Compensation Table included in this Proxy Statement. However, for purpose of this disclosure, the Company utilized compensation of $1,102,534 for Mr. Huston based on his annualized compensation while serving as Chief Executive Officer. The median employee's annual total compensation for 2024 that would be reportable in the Summary Compensation Table was $89,224. As a result, the Chief Executive Officer pay ratio is approximately 12:1.
Pay Versus Performance
In 2022, the SEC adopted rules requiring annual disclosure of the relationship between executive compensation actually paid and the financial performance of the Company, commonly referred to as "pay versus performance", or "pay for performance". The rule requires companies to designate a "company-selected measure", which in the Company's assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table below) used by the Company to link compensation actually paid to the Company's named executive officers to the Company's performance. For the purposes of the pay versus performance rule, "financial performance measures" means measures that are determined and presented in accordance with the accounting principles used in preparing the Company's financial statements, any measures that are derived wholly or in part from such measures, and stock price and total shareholder return, or TSR.
Management believes that the size of the Company, as measured by total assets as of the end of each fiscal year, represents the most important financial performance measure used by the Company to link compensation of our Principal Executive Officer and the other named executive officers to the Company's performance. As noted throughout the Compensation Discussion and Analysis section above, the Company evaluates both executive performance and the structure of executive compensation to ensure that compensation for executives is reasonable and competitive with similar positions held in peer group organizations. The selection of the peer group for this evaluation has a material impact on executive compensation. The Company considers several factors when selecting the peer group, including but not limited to geographical markets in which the entities operate and similarities to the Company in entity structure and business activities. The Company's peer group for the years ended 2020 and 2021 included 14 companies. The Company's peer group for the years ended 2022, 2023, and 2024 included 16 companies. While these criteria are important, the Company believes that the size of the entities selected as peers has the most significant impact on executive compensation.
The table below, read in conjunction with the following narrative discussion, provides information relevant to an analysis of the Company's pay versus performance for our Principal Executive Officer ("PEO") and our other named executive officers for the years ended 2024, 2023, 2022, 2021 and 2020:
Pay Versus Performance Tabular Disclosures

							Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO (Schierhorn)	Summary Compensation Table Total for PEO (Huston)	Compen-sation Actually Paid to PEO (Schierhorn)	Compen-sation Actually Paid to PEO (Huston)	Average Summary Compensation Table Total for Non-PEO named executive officers	Average Compensation Actually Paid to Non-PEO named executive officers	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Company-Selected Measure: Total Assets at Year End
	(2)	(2)	(3)(4)	(3)(4)	(5)	(3)(4)	(6)	(6) (7)		(8)
2024	$683,129	$1,055,960	$1,009,733	$1,273,181	$468,676	$607,665	243	115	$36,971,000	$3,041,869,000
2023	$1,157,609	$—	$1,233,286	$—	$580,864	$617,963	173	96	$25,394,000	$2,807,497,000
2022	$871,553	$—	$1,040,569	$—	$455,938	$503,053	159	103	$30,741,000	$2,674,318,000
2021	$1,019,434	$—	$1,199,410	$—	$646,236	$708,907	122	104	$37,517,000	$2,724,719,000
2020	$952,226	$—	$963,692	$—	$491,824	$477,109	92	81	$32,888,000	$2,121,798,000
(1)Mr. Huston served as the Principal Executive Officer ("PEO") from and after April 6, 2024. Mr. Schierhorn served as PEO in 2024 from January 1 through April 5 and for the entirety of 2023, 2022, 2021, and 2020.
(2)Total Compensation from the Summary Compensation Table.
(3)Compensation actually paid represents an abstract number and may not actually reflect actual amounts paid to the Principal Executive Officer or the other named executive officers. Compensation actually paid is calculated as follows: Total Compensation from the Summary Compensation Table; less the grant date fair value of awards granted during the year; plus the year end fair value of awards granted during the year and unvested and outstanding at year end; plus the vesting date fair value of awards granted during the year that also vested during the year; plus or minus the change in the year end fair value of awards granted in prior years that are unvested and outstanding at the end of the year; plus or minus the vesting date fair value of awards granted in prior years that vested during the year compared to the prior year end fair value; less the prior year end fair value of awards that failed to meet vesting conditions and were forfeited or expired unexercised; plus dividends or other earnings paid on awards during the year that are not otherwise captured in the total compensation for the year. The following amounts were deducted and added to Total Compensation in accordance with Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid for the Principal Executive Officer:

Year	Summary Compensation Table Total(1)	Less: Grant Date Fair Value of Stock Awards awarded in this year	Plus: Year End Fair Value of Stock Awards granted in this year that are unvested and outstanding at year end	Plus: Vesting Date Fair Value of Stock Awards granted in this year that vested this year	Plus/Minus: Change in Year End Fair Value of Stock Awards awarded in priors year that are unvested and outstanding at year end	Plus/Minus: Vesting Date Fair Value versus prior year end fair value of Stock Awards granted in prior years that vested this year	Less: Prior Year End Fair Value of Stock Awards that fail to meet vesting conditions during current year (forfeited awards)	Compensation Actually Paid
Schierhorn:
2024	$683,129	($176,475)	$—	$—	$407,894	$95,185	$—	$1,009,733
2023	$1,157,609	($233,328)	$—	$—	$319,758	($10,753)	$—	$1,233,286
2022	$871,553	$—	$—	$—	$92,569	$76,447	$—	$1,040,569
2021	$1,019,434	($121,352)	$130,022	$—	$87,045	$84,261	$—	$1,199,410
2020	$952,226	($121,419)	$141,744	$—	($3,270)	($5,589)	$—	$963,692
Huston:
2024	$1,055,960	($176,475)	$—	$—	$355,895	$37,801	$—	$1,273,181

(1) Total Compensation from the Summary Compensation Table.

The following amounts were deducted and added to Total Compensation in accordance with Item 402(v)(2)(iii) of Regulation S-K to calculate average compensation actually paid for the named executive officers other than the PEO:

Year	Summary Compensation Table Total	Less: Grant Date Fair Value of Stock Awards awarded in this year	Plus: Year End Fair Value of Stock Awards granted in this year that are unvested and outstanding at year end	Plus: Vesting Date Fair Value of Stock Awards granted in this year that vested this year	Plus/Minus: Change in Year End Fair Value of Stock Awards awarded in priors year that are unvested and outstanding at year end	Plus/Minus: Vesting Date Fair Value versus prior year end fair value of Stock Awards granted in prior years that vested this year	Less: Prior Year End Fair Value of Stock Awards that fail to meet vesting conditions during current year (forfeited awards)	Compensation Actually Paid
2024	$468,676	($80,977)	$—	$—	$185,886	$34,080	$—	$607,665
2023	$580,864	($109,373)	$—	$—	$148,811	($2,339)	$—	$617,963
2022	$455,938	$—	$—	$—	$25,433	$21,682	$—	$503,053
2021	$646,236	($39,585)	$28,408	$12,718	$20,884	$40,246	$—	$708,907
2020	$491,824	($49,314)	$54,400	$—	($5,070)	($14,731)	$—	$477,109

(4) The year-end fair value of stock awards is equal to the number of stock awards granted multiplied by the Company's closing share price at year end. The year-end fair value of option awards is calculated using the same Black Scholes model used the calculate stock option expense in the Company's financial statements, adjusted for current market conditions and management expectations for expected life as of each year end.
(5)Average of the Total Compensation for all named executive officers, excluding the Principal Executive Officer, in each fiscal year from the Summary Compensation Table. This includes compensation from the Summary Compensation Table for the following named executive officers, other than the Principal Executive Officer, in fiscal 2020: Jed W. Ballard, Michael G. Huston, Benjamin D. Craig, Michael A. Martin. This includes compensation from the Summary Compensation Table for the following named executive officers, other than the Principal Executive Officer, in fiscal 2021: Jed W. Ballard, Michael G. Huston, Benjamin D. Craig, Steve R. Aldrich and Michael A. Martin. This includes compensation from the Summary Compensation Table for the following named executive officers, other than the Principal Executive Officer, in fiscal 2022: Jed W. Ballard, Michael G. Huston, Benjamin D. Craig, and Michael C. Baldwin. This includes compensation from the Summary Compensation Table for the following named executive officers, other than the Principal Executive Officer, in fiscal 2023: Jed W. Ballard, Michael G. Huston, Benjamin D. Craig, and Amber Zins. This includes compensation from the Summary Compensation Table for the following named executive officers, other than the Principal Executive Officer, in fiscal 2024: Jed W. Ballard, Jason Criqui, Mark Edwards, and Amber Zins.

(6)The amounts disclosed are cumulative for the measurement periods based on a hypothetical $100 investment beginning at the market close on the last trading day of 2019 and ending on the last trading day of 2024, 2023, 2022, 2021, and 2020, respectively. Total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's closing share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The measurement period starts on the last trading day of the prior year and ends on the last trading day of the current year.
(7)Total shareholder return for the Company's selected peer group is calculated using the methodology described in footnote 5, weighted according to the respective companies' stock market capitalization at the beginning of the measurement period. The peer group used for 2024 includes the following entities: Bank of Marin Bancorp, Central Pacific Financial Corp., Community West Bancshares (formerly Central Valley Community Bancorp),Farmers & Merchants BanCorp, Inc., First Northern Community Bancorp, First Northwest Bancorp, Five Star Bancorp, FS Bancorp, Inc., Heritage Commerce Corp, Heritage Financial Corporation, HomeStreet, Inc., Oak Valley Bancorp, Riverview Bancorp, Inc., Sierra Bancorp, Territorial Bancorp Inc. and Timberland Bancorp, Inc. The peer group used for 2023 and 2022 includes the following entities: Bank of Marin Bancorp, Central Pacific Financial Corp., Central Valley Community BanCorp, Farmers & Merchants BanCorp, Inc., First Northern Community Bancorp, First Northwest Bancorp, Five Star Bancorp, FS Bancorp, Inc., Heritage Commerce Corp, Heritage Financial Corporation, HomeStreet, Inc., Oak Valley Bancorp, Riverview Bancorp, Inc., Sierra Bancorp, Territorial Bancorp Inc. and Timberland Bancorp, Inc. The peer group used for 2021 and 2020 includes the following entities: Bank of Commerce,

Bank of Marin Bancorp, Central Valley Bancorp, First Northern Community Bancorp, First Northwest, FS BanCorp, Inc., Farmers & Merchants BanCorp, Inc., First Financial Northwest, Inc.; Heritage Commerce Corp., Oak Valley Bancorp, Riverview Bancorp, Inc., Sierra Bancorp, Territorial BanCorp Inc., and Timberland Bancorp, Inc.
(8)Total assets are derived from the Company’s audited balance sheet at December 31 of each year presented.

Financial Performance Measures
As described in detail in the "Compensation Discussion and Analysis", the Company's executive compensation packages are based on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock-based awards for our named executive officers, including our Principal Executive Officer, the Compensation Committee considers, among other things, the Company’s financial performance during the past year and market data related to the salaries of executive officers in similar positions with companies of comparable size in the financial institutions industry. The Compensation Committee believes that the Company’s current annual and long-term incentive compensation programs for its executives, including the named executive officers, senior managers and key employees serve to appropriately focus these individuals on the Company's current and future business needs.
The following are the most important financial measures, which in our assessment, represent the most important financial performance measures linking compensation actually paid to our named executive officers to the Company’s performance in 2024:
•Total asset size;
•Budget to actual results for pre-tax income in the Community Banking Segment; and
•Return on Average Assets ("ROAA").
Pre-tax income for the Community Banking segment can be found in Part II. Item 8. "Financial Statements and Supplementary Data" in Note 25, "Segment Information", in the Company's Form 10-K for the year ended December 31, 2024. Return on Average Assets is calculated as: Consolidated net income divided by average assets for any given year. Return on Average Assets in included in Part II Item 7. "Management's Discussion and Analysis of Financial Condition and Result of Operations" of the Company's Form 10-K for the year ended December 31, 2024.
The Compensation Committee evaluates total executive compensation and its individual components for each executive using compensation data for the peer group. The target compensation for each executive is the midpoint of the peer group for comparable positions. The Company does not tie executive compensation explicitly to total shareholder return. However, as shown in the table above, the Company has had favorable shareholder returns compared to its peer group in the last four years. Annual shareholder return is generally volatile in the short-term for many reasons, and the Company believes that this makes quantitative use of this financial measurement to explicitly measure, or set executive compensation inappropriate. However, the stock award component included in the Company's overall compensation strategy aligns management incentives to increasing shareholder return via increases in both share price and cash dividends per share over time.
Payments to executive officers under the Profit Sharing Plan are directly impacted by the financial performance of the Company. Approximately 60% of the profit sharing is based on a comparison of annual budget to actual pre-tax income for the Community Banking segment and 40% is based on the Company’s consolidated return on average assets rank in a peer comparison of all U.S. banks with assets between one and five billion dollars. The Company obtains peer data from S&P Global. A tiered approach is taken to profit sharing payments, as is described in detail in the Compensation Discussion and Analysis section of this report. In general, profit sharing decreases when pre-tax income for the Community Banking segment underperforms compared to the annual budget, and/or when the Company's consolidated return on average assets declines compared to the peer group.
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with its performance, not all of those measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align all performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year, except in the Profit Sharing Plan. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between compensation actually paid and the financial performance measures presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding the PEO) are generally aligned with the Company’s cumulative TSR over the five years presented in the table. However, compensation actually paid to the PEO and to the Company's named executive officers as a group (excluding the PEO) in 2022 decreases while cumulative TSR increases in 2022. This is primarily the result of the fact that there were no awards in 2022 under the Company's 2020 Stock Incentive Plan due to a change in the timing of when these awards are granted. Compensation actually paid is generally aligned with cumulative TSR over the period because a material portion of the compensation actually paid to the PEO and to the other named executive officers is comprised of equity awards.
Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding the PEO) is generally aligned with the Company’s net income over the five years presented in the table. However, compensation actually paid to the PEO and to the Company's named executive officers as a group (excluding the PEO) in 2023 increases while net income decreases. This is primarily due to the fact that salaries increased in 2023, and increases in salary are not directly correlated to the Company's net income; however profit share payments made to the PEO and to the Company's named executive officers as a group decreased in 2023 as compared to 2022. While the Company does not specifically use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of ROAA, which the Company utilizes for setting goals in the Company’s short-term incentive compensation program, the Profit Sharing Plan. Lastly, another component of compensation actually paid is the change in year end fair value of stock awards. This amount increased in 2023 due to the increase in Company's stock price, which increases and decreases due to many factors.

Compensation Actually Paid and Total Assets
As demonstrated by the following table, the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding the PEO) is generally aligned with the Company’s total assets over the five years presented in the table. However, compensation actually paid to the PEO and to the Company's named executive officers as a group (excluding the PEO) in 2022 decreases while total assets decreases at a lower rate in 2022. This is primarily the result of the fact that there were no awards in 2022 under the Company's 2020 Stock Incentive Plan due to a change in the timing of when these awards are granted. The Company does not specifically use change in total assets year-over-year as a performance measure in the overall executive compensation program, however, the size of the Company, as measured by asset size, is a major factor in the selection of the peer group used to set executive compensation. Generally, over the long term, an increase in total assets will equate to higher amounts of compensation actually paid to the PEO and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding the PEO).

DIRECTOR COMPENSATION

Directors who are Company employees receive no additional fee for service as a director. Except for Mr. Schierhorn and Mr. Huston, the remaining directors in 2024 were non-officers of the Company and the Bank.
In 2024, all non-officer directors who did not serve as a committee chair received a $40,000 annual cash retainer. Annual cash retainers of $55,000, $46,000, and $45,000 were paid to the independent lead director and Chair of the Governance and Nominating Committee, the non-officer Chair of the Audit Committee, and the non-officer Chair of the Compensation Committee, respectively, in 2024. All non-officer directors received an additional $30,000 in cash to be used for the purchase of the Company’s common stock on the open market following the 2024 Annual Meeting. All non-officer directors who attended a strategic planning and training session received $850. Additionally, members of the Audit Committee received $1,000 for each Audit Committee meeting attended and members of the Governance and Nominating, and Compensation Committees received $850 for each committee meeting attended.
The Alaska Banking Code requires that each director of a state bank shall own at least an aggregate fair market value of $1,000 in the common or preferred stock in such state bank or the controlling entity of such state bank. All of the Company’s current directors are currently in compliance with the share ownership provisions of the Alaska Banking Code.
Additionally, the Company’s Corporate Governance Guidelines include a recommendation (as a minimum level of stock ownership) that non-officer directors should purchase not less than three times their annual stock retainer of Company common stock and hold that common stock free of any encumbrances. Non-officer directors should meet this stock ownership requirement within five years of that date or within five years of their election to the Board. All non-officer directors currently subject to this guideline, other than Ms. Thomas, have satisfied the minimum stock ownership recommendation within the five year time frame as of March 28, 2025.

The following table sets forth a summary of the compensation that was earned by our non-management directors in 2024:
Director Compensation(1)

Name	Total Fees Earned or Paid in Cash
Anthony J. Drabek	$75,100
Karl L. Hanneman	$75,950
Shauna Z. Hegna(1)	$—
David W. Karp	$74,250
Joseph P. Marushack	$75,100
David J. McCambridge	$83,550
Krystal M. Nelson	$80,950
Marilyn F. Romano	$74,250
Aaron M. Schutt	$72,550
John C. Swalling	$96,500
Linda C. Thomas	$78,100
David G. Wight(2)	$1,000
(1) Shauna Z. Hegna attended her first Board of Directors meeting in January 2025.
(2) David G. Wight resigned as a director of the Company on January 24, 2024.
DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the 1934 Act ("Section 16(a)") requires that the Company’s officers, directors and persons who own more than ten percent (10%) of the Company’s outstanding shares of common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of these reports and upon written representations by the Company’s directors and officers regarding their compliance with the applicable reporting requirements under Section 16(a), the Company believes all of the Company’s directors and officers filed all reports required by Section 16(a) in a timely manner for the year ended December 31, 2024.
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
______________________________________________________________________________________________________
Bank Loan Transactions
As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O promulgated under the Federal Reserve Act, governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as "insiders." All loans subject to Regulation O, which include new, modified, and/or increased loans to insiders, or loans guaranteed by insiders are further subject to the provisions and procedures of the Bank’s Loan Policy. The Bank’s Loan Policy requires that loans to insiders, after proper approval by the Bank’s Loan Committee, must also be approved by a majority of the Bank’s directors who are not members of the Bank's Loan Committee. Director approval of those loans is documented and provided to the Board.
During 2024, certain directors and executive officers of the Company and the Bank and/or their related interests were also customers of the Bank. It is anticipated that directors, executive officers, and their related interests will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their related interests were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank. These transactions did not involve more than the normal risk of collectability or present other unfavorable features.

Other Related Party Transactions
Under the Company’s Corporate Governance Guidelines, directors are required to disclose to the Governance and Nominating Committee any financial interest or personal interest that such director may have in any contract or transaction being considered by the Board for approval. The Governance and Nominating Committee is charged with review and approval of all related person transactions. All proposed related person transactions that are not subject to Regulation O must be presented to the Governance and Nominating Committee and ultimately to the Board for review, discussion, and consideration. Neither the Governance and Nominating Committee nor the Board has adopted any specific procedures for conducting reviews of related party transactions not subject to Regulation O and considers each transaction in light of the particular facts and circumstances and in accordance with the rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing standards. In the course of its review, the Governance and Nominating Committee considers the related party nature of a transaction and its relation to the services being rendered to the Company. In addition, any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Governance and Nominating Committee or the Board.
There were no transactions with related persons that exceed $120,000 in 2024, 2023, or 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
______________________________________________________________________________________________________
The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of March 31, 2025 by: (i) each director and nominee for director of the Company; (ii) the Company's named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than five percent (5%) of the outstanding common stock (as adjusted for dividends), based solely upon statements made in filings with the Securities and Exchange Commission or other information the Company believes to be reliable:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Anthony J. Drabek	3,830		*
Karl L. Hanneman	8,648	(4)	*
Shauna Hegna	113		*
David W. Karp	11,158		*
Joseph P. Marushack	2,768		*
David J. McCambridge	10,112		*
Krystal M. Nelson	6,125		*
Marilyn F. Romano	1,235	(5)	*
Aaron M. Schutt	4,544	(6)	*
John C. Swalling	8,515		*
Linda C. Thomas	1,172		*
Michael G. Huston	32,360	(7)	*
Jed W. Ballard	13,326	(8)	*
Mark Edwards	5,692	(9)	*
Jason Criqui	4,791	(10)	*
Amber Zins	5,726	(11)	*
Joseph M. Schierhorn	99,515	(12)	1.8
All executive officers and directors as a group (15 persons)	219,630		3.9

BlackRock, Inc.
55 East 52nd Street
New York, New York 10055	448,760	(13)	8.1

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	468,780	(14)	8.5

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	291,003	(15)	5.3
(1)    Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.
(2)    Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).
(3)    An asterisk indicates that beneficial ownership does not exceed one percent (1%) of all outstanding shares, in which case the percentage is not reflected in the table. The percentages shown are based on 5,520,880 shares of common stock deemed outstanding under applicable regulations as of March 31, 2025. Shares of our common stock subject to options that are currently exercisable or exercisable within sixty days of March 31, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(4) Includes 8,648 shares held in a trust, where Mr. Hanneman is the trustee.
(5)    Includes 28 shares held in Ms. Romano's spouse's 401(k).
(6) Includes 300 shares held in Mr. Schutt's 401(k).
(7)    Includes options for Mr. Huston to purchase 11,388 shares exercisable within sixty days of the date of this proxy statement and 534 shares held in his 401(k).
(8)    Includes options for Mr. Ballard to purchase 8,464 shares exercisable within sixty days of the date of this proxy statement and 234 shares held in Mr. Ballard's 401(k).
(9)    Includes options for Mr. Edwards to purchase 305 shares exercisable within sixty days of the date of this proxy statement and 1,214 shares held in Mr. Edward's 401(k).
(10) Includes 493 shares held in Mr. Criqui's 401(k).
(11) Includes options for Ms. Zins to purchase 2,021 shares exercisable within sixty days of the date of this proxy statement and 968 shares held in Ms. Zin's 401(k).
(12)    Includes options for Mr. Schierhorn to purchase 44,200 shares exercisable within sixty days of the date of this proxy statement, 307 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership, and 9,655 shares held in his 401(k).
(13) BlackRock, Inc., in its capacity as an investment adviser, may be deemed to beneficially own 441,842 shares with sole voting power and 448,760 shares with sole dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2025.
(14) Dimensional Fund Advisors, LP, in its capacity as an investment advisor, may be deemed to beneficially own 461,970 shares with sole power to vote or direct to vote and 468,780 shares with sole power to dispose or to direct the disposition of which are held of record by its clients and disclaims any pecuniary interest. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2024.
(15) The Vanguard Group, in its capacity as an investment advisor, may be deemed to beneficially own, 2,460 shares with shared voting power, 286,342 shares with sole dispositive power, and 4,661 shares with shared dispositive power which are held of record by its clients. Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2024.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
______________________________________________________________________________________________________
The accounting firm of Moss Adams LLP ("Moss Adams") has performed the audit of the financial statements for the Company for and as of the year ended December 31, 2024. Representatives of Moss Adams are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.
Fees Billed By Independent Registered Public Accounting Firms during Fiscal Years 2024 and 2023
The following table itemizes fees billed to the Company by Moss Adams for professional services including the audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting for fiscal years 2024 and 2023, respectively:

	2024	2023
Audit fees	$560,000	$528,000
Audit related fees:
Audit of Benefit Plan	22,500	21,000
Tax fees:
Tax return preparation and related matters	152,328	99,000
All other fees	—	6,500
Total Fees Paid	$734,828	$654,500
The Company requires that all non-audit services rendered to the Company by independent registered public accounting firms be pre-approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to address requests for pre-approval of non-audit services in an amount up to an aggregate of $50,000. The Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases the Audit Committee considers whether the provision of such services would impair the independence of the Company’s external registered public accounting firm.
COMMITTEE REPORTS
______________________________________________________________________________________________________
The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Select Market These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.
Audit Committee Report
The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:
●    The integrity of the Company’s financial reporting process, financial statements, and systems of internal controls;
●    The Company’s accounting practices and internal controls;
●    The independent registered public accounting firm’s qualifications, independence, and performance; and,
●    The performance of the Company’s internal audit function.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2024 with the Company’s management and has discussed with Moss Adams the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard 1301 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm the independent accountant’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2024, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.

The Audit Committee does not believe the non-audit services provided by Moss Adams called into question Moss Adams’ independence.
    Respectfully submitted by:
    Audit Committee:
    David J. McCambridge, Chair
    Linda C. Thomas
    John C. Swalling
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2025 Proxy Statement.
    Respectfully submitted by:
    Compensation Committee
    Krystal M. Nelson, Chair
    Karl L. Hanneman
    Anthony J. Drabek
    Marilyn F. Romano

PROPOSAL 2: APPROVAL OF NORTHRIM BANCORP, INC. 2025 STOCK INCENTIVE PLAN
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We are asking shareholders to vote in favor of the 2025 Stock Incentive Plan (the "2025 Plan"), which would replace our existing 2023 Stock Incentive Plan (the "2023 Plan"). The 2025 Plan will enable us to continue to grant equity awards to deserving individuals and remain competitive with our industry peers. We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry. We designed the 2025 Plan, including the proposed share request, based on advice from our independent compensation consultant and legal counsel. Subject to certain equitable adjustments, a total of 325,000 shares of common stock will be authorized for awards to be granted under the 2025 Plan, less one share for every one share that was subject to an option or stock appreciation right granted under the 2023 Plan after December 31, 2024 and prior to the 2025 Plan's effective date and three shares for every one share that was subject to an award other than an option or stock appreciation right granted under the 2023 Plan after December 31, 2024 and prior to the 2025 Plan's effective date.
The Company's 2023 Plan is currently the Company’s only actively operated equity incentive plan. As of December 31, 2024, there were 131,134 shares of common stock available for issuance under the 2023 Plan while 83,392 shares are subject to currently outstanding options, 48,299 shares are subject to unvested restricted stock units (RSUs) and 16,323 share are subject o unvested performance stock units (PSUs) that were previously granted under the 2023 Plan and prior plans. Once the 2025 Plan is approved by shareholders, no awards may be granted under any prior plan, including the 2023 Plan. The current request for 325,000 shares under the 2025 Plan is comprised of the 131,134 shares that remained available for grant under the 2023 Plan as of December 31, 2024, plus 193,866 new shares (less any grants made after December 31, 2024 as described above).
If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success. We could be forced to increase cash compensation, reducing resources available to meet our other business needs. If this 2025 Plan is not approved by the Company’s shareholders at the Annual Meeting, then the 2023 Plan, as in effect immediately prior to the Board’s adoption of this 2025 Plan, will continue to exist and operate according to all of its terms and conditions.
The 2025 Plan was adopted by the Compensation Committee on March 5, 2025 and, as further recommended by the Compensation Committee, approved by the unanimous vote of the Board on March 27, 2025.
If shareholder approval of the 2025 Plan is obtained, the 2023 Plan will no longer be effective for purposes of granting additional awards after the date of shareholder approval of the 2025 Plan, but will continue to govern outstanding awards that were granted under the 2023 Plan. The term of the 2025 Plan is ten years.
Key employees and officers of the Company are eligible to participate in the 2025 Plan, as determined by the Compensation Committee. Presently, the Company estimates that approximately 35 persons will be eligible each year to receive awards under the 2025 Plan. Since specific grants under the 2025 Plan are discretionary, they may vary from year to year and participant to participant and are not yet determinable. As a result, no information is provided concerning the benefits to be delivered under the 2025 Plan to any individual or group of individuals.
Historical Award Information and Equity Usage
Summarized below is the total number of shares of common stock outstanding pursuant to awards granted and shares available for issuance for future equity awards under the 2023 Plan as of December 31, 2024. Also shown are the number of shares that would be available for future grant if the 2025 Plan is approved. The proposed new share reserve will be reduced by grants made after December 31, 2024 and prior to shareholder approval of the 2025 Plan, counted at the three-to-one fungible ratio as further described below.

	Shares Subject to Outstanding Stock Options[1]	Shares Subject to Outstanding RSUs and PSUs	Shares Remaining Available for Future Grant

As of 12/31/24 (Before 2025 Plan is Approved)	83,392	64,622	131,134

Shares Available for Future grant if 2025 Plan is Approved			325,000

1 As of 12/31/24, the 83,392 stock options outstanding had a weighted average exercise price of $35.47 and a weighted average life of 4.18 years.
The following table provides information regarding the grant of equity awards under the 2023 Plan:

Year	PSUs Granted	RSUs Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate

2024	7,195	17,108	24,303	5,502,797	0.44%
2023	9,453	25,280	34,733	5,601,471	0.62%
2022	—	—	—	5,765,088	—%
3-Year Average	5,549	14,129	19,679	5,623,119	0.35%

Total potential dilution was 5.0% of average common shares outstanding as of December 31, 2024, and would be 7.9% after the new share request. Fully diluted shares includes common shares outstanding, equity grants outstanding, and shares available for future grant.

Key Features of the 2025 Plan

Some key features of the 2025 Plan, which support our corporate governance best practices, are as follows:

•Administration. The 2025 Plan is administered by the Compensation Committee of the Board, which is composed entirely of independent, non-employee directors.

•Fungible Share Ratio. Awards other than stock options and stock appreciation rights (full-value awards) are charged against the 2025 Plan share reserve at the rate of three shares for each share actually granted.

•Shareholder Approval is Required for Any Additional Shares. The 2025 Plan does not contain an annual “evergreen” provision, but instead reserves a fixed maximum number of shares of common stock. Additional shareholder approval is required to increase that number.

•Prohibited Re-pricings. Stock options and stock appreciation rights may not be granted below fair market value and may not be repriced without shareholder approval.

•No Liberal Share Recycling for Stock Options or Stock Appreciation Rights. Shares tendered, exchanged or withheld to pay the exercise price or to satisfy withholding taxes with respect to stock options or stock appreciation rights are not available again for grant.

•Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on restricted stock, restricted stock units and performance share or unit awards vest and are paid only if and to the extent those underlying awards become vested.

•Limited Transferability. Generally awards are not transferable, except for certain limited exceptions as set forth in the 2025 Plan.

•No Liberal Change in Control Definition and No Single Trigger. The 2025 Plan does not provide for automatic acceleration of equity upon a change in control and the vesting of any awards upon such a transaction requires consummation of the transaction rather than the announcement or shareholder approval of the transaction.

Summary of the 2025 Plan

The following briefly summarizes certain key features of the proposed 2025 Plan, and is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is attached hereto this proxy statement as Exhibit D.

Eligibility

Awards may be granted to any eligible participant whom the Compensation Committee determines, in its discretion, to be a key employee or officer of the Company.

Available Shares and Sharing Counting

Subject to certain equitable adjustments, a total of 325,000 shares will be authorized for awards granted under the 2025 Plan, less one share for every one share that was subject to an option or stock appreciation right granted under the 2023 Plan after December 31, 2024 and prior to the 2025 Plan's effective date and three shares for every one share that was subject to an award other than an option or stock appreciation right granted under the 2023 Plan after December 31, 2024 and prior to the 2025 Plan's effective date. Any shares that are subject to options or stock appreciation rights will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or stock appreciation rights will be counted against this limit as three shares for every one share granted.

If any shares subject to an award are forfeited, an award expires or an award is settled for cash (including awards under any prior plan if such forfeiture, expiration or settlement occurs after December 31, 2024), then the shares subject to such award will be added to the number of shares available for awards under the 2025 Plan. Additionally, shares tendered or withheld by the Company in connection with tax withholding liabilities arising from an award (other than an option or stock appreciation right) under either the 2025 Plan or, if after December 31, 2024, any prior plan, will be added to the shares available for awards under the 2025 Plan.

Any shares that again become available for awards under the 2025 Plan will be added as (i) one share for every one share subject to options or stock appreciation rights granted under either the 2025 Plan or any prior plan, and (ii) as three shares for every one share subject to awards other than options or stock appreciation rights granted under either the 2025 Plan or any prior plan.

Equitable Adjustments

The number of shares covered by each outstanding award, the number of shares available for grant of additional awards, and the option price of outstanding options (and grant or exercise price of outstanding stock appreciation rights), will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from any merger, reorganization, recapitalization, stock split, reverse stock split, spin-off, or other subdivision or consolidation of shares, the payment of any dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), any other increase or decrease in the number of shares which is effected without receipt of consideration by the Company, or other change in corporate structure affecting the shares or their value.

Stock Options

The 2025 Plan authorizes the Compensation Committee to administer the 2025 Plan and to award options to eligible employees whom the Compensation Committee determines, in its discretion, to be key employees, and to officers of the Company. Each award agreement shall state the number of shares of the Company's common stock available under the option awarded. The option price for the shares available pursuant to the option shall be such price as is determined by the Compensation Committee; however, except in the case of a substitute award (as described in the plan), in no event shall the option price be less than the fair market value of the Company's shares of common stock as of the grant date. The term of each option shall be determined by the Compensation Committee in its discretion, however, in no event will an option be exercisable after the expiration of ten years from the option's grant date.

Notwithstanding the foregoing, in the event that on the last business day of the term of an option (i) the exercise is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the option will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

Unless otherwise provided in an award agreement, full payment of the purchase price shall be made at the time of exercise and shall be made in cash or cash equivalents, such as certified check, bank check, wire transfer, or by offering for payment previously acquired shares valued at the then fair market value. Shares in a number equal to the then fair value of a share at the time the option is exercised also may be withheld to make the full payment of the purchase price at the time of exercise.

An option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee. Shares of common stock delivered pursuant to the exercise of an option shall be subject to such conditions, restrictions and contingencies as the Compensation Committee may establish. The Compensation Committee may impose such conditions, restrictions and contingencies with respect to shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable.

Other Stock Awards

In addition to options, other awards available under the 2025 Plan include grants of restricted stock, restricted units, performance shares and performance units. Restricted stock awards and restricted unit awards will have a vesting period that is determined, in its sole discretion, by the Compensation Committee subject to limitations imposed by the Internal Revenue Service. Vesting periods will be set forth in the applicable award agreement.

Each grant of performance shares and performance units will be subject to the achievement of performance goals designated by the Compensation Committee and the corresponding award agreement. Grantees who have been awarded grants of restricted stock or performance shares will have the right to vote all the received shares during the restriction or performance period.

The Compensation Committee may also grant stock appreciation rights which may be associated with shares subject to a specific option and entitle the optionee to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights have a maximum term of ten years. The Compensation Committee may grant dividend equivalent rights under the 2023 Plan, which may be made as discrete and separate awards, or in connection with shares associated with a grant of restricted stock, restricted units, performance shares or performance units (but not options or stock appreciation rights). The grantee will be eligible to receive payment of an amount equal to the dividends that would have been paid on the associated shares, as if the grantee held the shares on which the dividend equivalent rights were based. Any dividends or dividend equivalent rights granted in connection with an award shall be subject to the same restrictions and risks of forfeiture as the underlying award.

Award Pricing

The 2025 Plan provides that, except in accordance with certain equitable adjustments as described in the 2025 Plan, or in the event of a change in control of the Company, neither the Board nor the Compensation Committee may, without the approval of the Company's shareholders, cancel an option or stock appreciation right in exchange for cash when the exercise or grant price per share exceeds the fair market value of one share, or take any action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares are traded, including a reduction of the exercise price of an option or the grant price of a stock appreciation right or the exchange on which the shares are traded, including a reduction of the exercise price of an option or the grant price of a stock appreciation right or exchange of an option or stock appreciation right for another award.

Transferability

According to the terms of the 2025 Plan, with limited exceptions, no award granted under the 2025 Plan may be sold, transferred, pledged, or assigned.

Withholding

Tax withholding in connection with all awards under the 2025 Plan may be accomplished through the withholding of shares, provided that the number of shares withheld will be limited to the minimum required tax withholding rate for the grantee or such other rate that will not cause an adverse accounting consequence or cost, otherwise deliverable in connection with the award and as determined by the Compensation Committee; provided, further, that any shares withheld above minimum statutory tax rates will not be added to the shares available for grant under the 2025 Plan.

Performance Goals

Each grant of performance shares, performance units, and restricted stock or restricted units may be subject to the achievement of performance goals designated by the Compensation Committee and the corresponding award agreement. The performance goals that may be used by the Compensation Committee for such awards consist of goals measuring one or any combination of the following factors: revenue, net interest margin, net interest income, non-interest income, net income, pre- or post-tax income, earnings per share, return on equity, return on assets, share price performance, total shareholder return, improvement in or attainment of expense levels, asset growth, loan growth, deposit growth, growth in other components of the Company's balance sheet, asset quality, regulatory capital levels, or any other metric as determined by the Compensation Committee in its discretion. Performance goals may be measured solely on a corporate, subsidiary, division or business unit basis and performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entitles.

The Compensation Committee has the discretion to adjust the amount payable under a performance based award upwards or downwards.

Change in Control

Under the 2025 Plan, there is no automatic “single trigger” vesting acceleration of awards. Except as otherwise provided in an award agreement, in the event of a merger or other reorganization of the Company with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Company), or in the event of a sale of substantially all of the assets of the Company, or in the event of a dissolution or liquidation of the Company, the Compensation Committee will have the discretion to determine whether, and to what extent, and under what circumstances an award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered in connection with such event, including (but not limited to) a cancellation of any outstanding awards and payment to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event and the additional acceleration of vesting of unvested awards upon or after the event. Any award with an exercise price or base price that equals or exceeds the per share consideration to be received in the event of a merger or other reorganization may be canceled by the Compensation Committee without payment to the holder.

Recoupment

In the event of any restatement of the financial statements of the Company, by accepting an award under the 2025 Plan a grantee acknowledges that any award may be subject to the clawback provisions of the Company's Compensation Recovery Policy.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2025 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2025 Plan is not a qualified plan under Section 401(a) of the Code.

Stock Options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sale price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income.

Stock Appreciation Rights. Stock appreciation rights do not have federal income tax consequences for recipients or for the Company when they are granted. When a stock appreciation right is exercised, the amount paid in settlement is included in the recipient's gross income for federal income tax purposes, and the Company may be entitled to claim a federal tax deduction for a like amount.

Restricted Stock Awards. Generally, restricted stock awards granted under the 2025 Plan do not result in federal income tax consequences to either the Company or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid upon the vesting of the award under the 2025 Plan, such dividend amounts will also be included in the ordinary income of the recipient. Generally, the Company will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Other Awards. Restricted stock unit awards, performance share and performance unit awards will not create federal income tax consequences when they are granted. Recipients generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In the same taxable year, the Company generally will be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid upon vesting of the award under the 2025 Plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well.

Adoption, Amendment and Termination Provisions

The 2025 Plan shall expire ten years after its effective date, the effective date being the date of shareholder approval of the 2025 Plan. The Board may terminate the 2025 Plan at any time and the Board may amend the 2025 Plan at any time and from time to time when deemed necessary, except for certain revisions or amendments that would require the proper approval of shareholders.

Other Information
On March 28, 2025, the closing price of our shares of common stock as reported by the NASDAQ Global Select Market was $73.25 per share.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE NORTHRIM BANCORP, INC. 2025 STOCK INCENTIVE PLAN
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
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Executive compensation is an important matter for our shareholders. The Company’s named executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short and long-term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2024 compensation of the named executive officers.
In accordance with the Dodd-Frank Act and regulations passed by the Securities and Exchange Commission, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for our named executive officers (sometimes referred to as "say on pay"). As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS,

THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.
PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Moss Adams currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal years ended December 31, 2024, 2023, and 2022.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, the Board determined that submitting the appointment of Moss Adams to the shareholders for ratification was a matter of good corporate practice. If the Company's shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain that firm. However, if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent registered public accounting firm at any time.
Representatives of Moss Adams are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.
INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
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A shareholder proposing to transact business at the Company’s 2026 Annual Shareholders’ Meeting must provide notice of such proposal to the Company on or before January 21, 2026. For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than January 21, 2026.
For shareholders seeking to include proposals in the proxy materials for the 2026 Annual Shareholders’ Meeting, including nominations for director candidates, the proposing shareholder or shareholders must comply with our Bylaws, all applicable regulations, including Rule 14a-8 and Rule 14a-19 under the 1934 Act, and the proposals must be received by the Corporate Secretary of the Company on or before January 21, 2026. Upon receipt of such proposal, the Company will determine whether to include the proposal in its proxy materials for the 2026 Annual Shareholders’ Meeting in accordance with the Bylaws and applicable law.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Rule 14a-19 under the 1934 Act must comply with the requirements of the Bylaws, including providing the notice required under Rule 14a-19 by January 21, 2026 and complying with the requirements of Rule 14a-19 and Section 2.2 of the Bylaws. The Company will disregard any proxies solicited for a shareholder’s director nominees if such shareholder fails to comply with such requirements.

Shareholder proposals should be sent to the attention of the Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489. If the Company receives notice of a shareholder proposal after January 21, 2026, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.
HOUSEHOLDING
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The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding,"

potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be "householding" our proxy materials. If a shareholder receives a householding notification from their broker, a single proxy statement will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.
Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, if any shareholder that receives a "householding" notification wishes to receive a separate annual report or proxy statement at their address, such shareholder should also contact their broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489.
Shareholders of record sharing an address can request delivery of a single copy of annual reports to security holders, proxy statements, and notices of Internet availability of proxy materials by contacting the Company at: c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489.
2024 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — FORM 10-K
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The Company’s 2024 Annual Report (which is not part of the Company’s proxy soliciting materials), and 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, accompanies this proxy statement. These reports are also available on our website at www.northrim.com under "Investor Relations." The Company will furnish any exhibit to the Annual Report to any shareholder upon request and upon payment of a fee equal to the Company's reasonable expenses in furnishing such exhibit. Additional hard copies and any exhibits will be furnished to shareholders upon request to: c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489, or by telephone to (907) 562-0062 or (800) 478-2265, or by fax to (907) 562-1758.
OTHER MATTERS
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The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.
WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY OR VOTE USING THE INTERNET AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

EXHIBIT A: AUDIT COMMITTEE CHARTER
NORTHRIM BANCORP, INC. AND SUBSIDIARIES

Reviewed and Accepted by the Audit Committee on January 24, 2025
Adopted by the Board of Directors on March 27, 2025
This Audit Committee Charter has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors (the “Board”) on recommendation by the Audit Committee of the Board (the “Committee”).
PURPOSE
The Committee is appointed by the Board to assist in fulfilling its oversight responsibilities. The purpose of the Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Committee’s primary duties and responsibilities are to:
•Monitor the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company and its subsidiaries.
•Review the qualifications, independence and performance of the Company’s internal and external auditors.
•Provide a free and open avenue of communication among the external auditors, management, the internal auditing department, and the Board.
COMMITTEE COMPOSITION AND MEETINGS
The Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall, in the opinion of the Board, be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each Committee member shall meet the requirements of applicable rules and regulations, including the rules of The NASDAQ Stock Market, Inc. or any other exchange on which the Company’s securities are traded, and the rules and regulations of the Securities and Exchange Commission (including the requirements of Rule 10A-3 of the Securities Exchange Act of 1934). Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication. No member of the Committee can have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years.
Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee shall maintain written minutes of its meetings and regularly report to the Board on its activities.
The presence of a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the acts of a majority of the members of the Committee at a meeting at which a quorum is present shall be the acts of the Committee. The Committee may, in its discretion, delegate any of its specific duties or responsibilities to individual Committee members or to subcommittees.
The Committee shall meet at least four times annually, or more frequently as the Committee considers necessary. At least once each year, the Committee or Chair shall have a private meeting with the internal and external auditors. The auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information and expertise and to facilitate discussion when appropriate.
RESPONSIBILITIES AND DUTIES
In fulfilling its oversight role, the Committee provides a vehicle for communication between the directors and the external auditors, the internal auditors, and financial management. It establishes a forum for an open exchange of views and information. The external auditors shall report directly to the Committee. The Committee shall report to the Board the matters reviewed and actions taken at each Committee meeting. The general activities of the Committee in carrying out its oversight role are described below. The Committee may consider undertaking additional duties to fulfill its oversight function.
1.Financial Reporting Generally. Meet to review and discuss, prior to filing with the Securities and Exchange Commission, the annual audited financial statements and quarterly financial statements with management, the internal auditors and the external auditors. These discussions shall include any matters raised by the auditors, including any matters required to be discussed under Auditing Standard No. 1301 (Communications with Audit Committees) and such other matters as the Committee or the auditors shall deem appropriate. Review other material written communications between the external auditors and management. Review with management and the external auditors the basis for their reports issued under 12 C.F.R. Part 363 and Section 404(b) of the Sarbanes-Oxley Act of 2002. Oversee the resolution of any disagreements between management and the external auditors.
2.Fraud. Establish, oversee and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
3.Appropriate Response. Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee’s judgment could materially jeopardize the Company’s financial condition, results of operations and accuracy of the Company’s financial statements.
4.Inclusion of Audited Financials in 10-K. Based on the Committee’s review of the financial statements and evaluation of the independence and qualifications of the auditors, the Committee shall make its recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).
5.Related Party Information and Audit. Keep the Company's independent auditors informed of the Committee’s understanding of the Company's relationships and transactions with related parties that are significant to the Company; and to review and discuss with the Company's independent auditors the auditors’ evaluation of the Company's identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company's relationships and transactions with related parties.
6.Environmental, Social and Governance ("ESG"). With respect to ESG matters and/or any related reporting, oversee and receive a report from management and/or the Company’s Governance and Nominating Committee on a periodic basis outlining the Company’s ESG related activities, any information being reported externally and/or any initiatives for which the Board should be aware.

7.Retention; Approval of Services. Select, pre-approve, appoint, compensate and determine retention terms for, and oversee, all audit and all permitted non-audit and tax services that may be provided by the Company’s external auditors. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. Receive and review audit reports, provide the auditors full access to the Committee, and the Board as appropriate.
8.Auditor Independence. Obtain annually from the external auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees). The Committee shall actively discuss with the external auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.
9.Accounting Report. Review and discuss with the Company’s external auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the external auditors; and (3) other material written communication between the external auditors and management.
10.Evaluation of Internal Controls. Discuss with management, the internal auditors and the external auditors the quality and adequacy of and compliance with the Company’s internal controls, including controls governing relevant cybersecurity risk and incident disclosures, and review management's conclusions about the effectiveness of such internal controls and procedures.

11.Internal Audit Oversight. Oversee internal audit activities, including discussing with management and the internal auditors the internal audit function within the Company and its independence, objectivity, responsibilities, plans, results, budgets and staffing. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports. Approve the appointment and replacement of the Internal Audit Director. The Internal Audit Director, together with the internal audit function, shall report functionally to the Committee and administratively to the Chief Operating Officer.
12.Review of Noncompliance with Financial Reporting Requirements for Compensation Recovery Policy. Review and discuss with management, the Internal Audit Director and the external auditors any accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Following such review and discussion the Audit Committee shall consult with the Company’s Compensation Committee regarding any application of the Company’s Compensation Recovery Policy. For clarity, while oversight and administration of the Company’s Compensation Recovery Policy lies with the Company’s Compensation Committee, the determination as to whether an error in the Company’s financial statements is material shall be the responsibility of the Audit Committee in conjunction with management and the Internal Audit Director.
13.Legal. On at least an annual basis, review with management or Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.
14.Committee Report. Issue annually a Report of the Audit Committee to be included in the Company’s proxy statement, as required by applicable rules and regulations.
15.Bank Audit Committee. Perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company.
The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the external auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the external auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.
COMMITTEE CHARTER AND PERFORMANCE EVALUATION
The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
COMMITTEE RESOURCES
In discharging its oversight responsibilities, the Committee is authorized to retain and obtain advice from legal, accounting, or other consultants or experts at its discretion and at the Company’s expense without prior permission of the Board or management. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the internal and external auditors as well as anyone in the Company or its subsidiaries. The Committee also will receive appropriate funding, as determined by the Committee, to accomplish its duties.

EXHIBIT B: COMPENSATION COMMITTEE CHARTER
NORTHRIM BANCORP, INC.

Reviewed and Accepted by the Compensation Committee on March 5, 2025
Approved and Adopted by the Board of Directors March 27, 2025
This Charter of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Northrim Bancorp, Inc. (the “Company”) was adopted by the Board.

The membership of the Committee shall consist of at least three (3) members of the Board, each of whom is not an employee of or service provider to the Company and is free of any other relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each member of the Committee must qualify as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the income tax regulations promulgated thereunder, and as “non-employee directors” for the purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each Committee member shall also be independent in accordance with the provisions of Rule 10C-1(b)(1) under the Exchange Act and meet the requirements of any other applicable rules and regulations, including the rules of the NASDAQ Stock Market or any other exchange on which the Company’s securities are traded. Members of the Committee shall be appointed by and may be removed at any time with or without cause by the Board.

The operation of the Committee shall be subject to the Company’s Bylaws and Alaska General Corporation Law as well as applicable banking and other law. The Board shall appoint one member of the Committee as its Chair. In the absence of the Chair, a quorum of the members may select an interim Chair. The Chair shall report to the Board from time to time or whenever requested by the Board.

The Committee shall have at least three regular meetings each year and shall have such additional meetings as the Committee members deem appropriate. Officers of the Company may attend these meetings at the invitation of the Committee, except that (i) only Committee members may be present during any deliberations regarding the compensation of the Company’s Chief Executive Officer, and (ii) the Chief Executive Officer may be present (but cannot vote) during any deliberations regarding the compensation of any other officer (as such term is defined in Rule 16a-1 promulgated under the Exchange Act).

Committee Responsibilities

A.In addition to such other duties as the Board may from time to time assign to it, the Committee shall perform the following functions:

1.Review and approve annually the Company’s stated compensation strategy, and The Compensation Discussion and Analysis, related executive compensation information, and human capital management disclosures included in the Company’s Proxy Statement.

2.On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

3.Review and recommend for approval by the Board the individual elements of total compensation for the Chair, Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer of both Northrim Bank and the Company. In reviewing and recommending compensation of the Company’s executive officers, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act.

4.Review and recommend for approval by the Board the frequency with which the Company will conduct a shareholder advisory vote on executive compensation, taking into account the results of the most recent shareholder advisory vote on the frequency of shareholder advisory votes on executive compensation required by Section 14A of the Exchange Act, and review and approve the proposals regarding the shareholder advisory vote on executive compensation and the frequency of the shareholder advisory vote on executive compensation to be included in the Company's proxy statement.

5.Approve for submission to the Board and shareholders all new equity-related incentive plans for management and require that such plans be administered in a manner consistent with their terms.

6.Fix the terms and awards of stock compensation, if any, for key employees in accordance with the rules in effect under Section 16 of the Exchange Act.

7.Review with Management the Company’s incentive compensation arrangements to determine if they are consistent with the safety and soundness of the Company and its subsidiaries and determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

8.To oversee engagement with shareholders and proxy advisory firms on executive compensation matters.

9.To oversee environmental, social and governance matters related to human capital management in coordination with the Governance and Nominating Committee.

10.Review with Management the effectiveness and continuous improvement of the Company’s strategies and practices regarding its human capital management function, including, but not limited to, total rewards, corporate culture, human resources and talent management, management succession, and diversity and inclusion practices.

11.Review the list of a peer group of companies to which the Company shall compare themselves for compensation purposes.

12.Review the Company’s employee benefit programs and approve changes subject, where appropriate, to Board or shareholder approval.

13.Administer, construe and interpret the Deferred Compensation Plan, Supplemental Executive Retirement Deferred Compensation Plan, and Supplemental Executive Retirement Plan.

14.Oversee the Company’s 401(k) Plan and recommend for Board approval, the amount of any discretionary matches or contributions to participants.

15.Oversee the Company’s Profit Sharing Plan, determine participants, establish performance criteria, assess achievement of criteria, determine and authorize aggregate and individual award amounts subject to the requirements of the Profit Sharing Plan.

16.Oversee, administer, construe and interpret the Compensation Recovery Policy. The Committee shall recommend any proposed revisions to the Compensation Recovery Policy and recommend such revisions to the Board.

17.Review with the Chief Executive Officer revisions to the Company’s salary range structure, salary increase guidelines, and approve annual salaries for officers Senior Vice President and above.

18.Approve, subject to ratification by the Board, officer promotions to Executive Vice President and above.

19.Recommend to the Board key employees the Company should have under contract and negotiate (or, subject to the Committee’s review, delegate to the proper executive officers the negotiation of) terms of such contracts, subject to Board ratification.

20.To the extent deemed appropriate by the Committee in its sole discretion, retain independent compensation consultants for advice on executive compensation and other compensation matters. The Committee shall set the compensation, and oversee the work, of the compensation consultants. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside legal counsel and other advisors it has retained. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the compensation committee, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter. The Committee shall evaluate whether any independent compensation consultant retained by it has any conflict of interest in accordance with Item 407(e) (3) (iv) of Regulation S-K.

21.Keep minutes of each meeting of the Committee, and distribute those minutes to each Committee member, each Board member who is not a Committee member, and the Secretary of the Company.

B.In addition to performing the duties outlined above, the Committee shall have the authority to perform any and all other actions as it may deem necessary or appropriate in order to discharge its duties hereunder.

EXHIBIT C: GOVERNANCE AND NOMINATING COMMITTEE CHARTER
NORTHRIM BANCORP, INC.

Reviewed and Accepted by the Governance and Nominating Committee on January 22, 2025
Adopted by the Board of Directors on March 27, 2025

Governance and Nominating Committee Charter
This Governance and Nominating Committee Charter (the “Charter”) has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors.
Purpose
The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to: (a) assist the Board in identifying individuals qualified to become Board members and Board committee members; (b) make recommendation regarding director nominees at each annual meeting of shareholders; (c) make recommendations for the Board committee appointments; (d) develop and recommend to the Board corporate governance principles applicable to the Company; (e) to review the Company's policies and programs that relate to matters of corporate social responsibility; and, (f) take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.
Committee Membership
The Committee shall consist of at least three (3) members, each of whom shall be independent Directors. The term “independent directors” describes Directors: (a) who qualify as independent Directors pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and the rules and regulations of the NASDAQ Stock Market and, (b) who, in the Board’s judgment, do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be appointed by and may be removed at any time with or without cause by the Board.
Committee Chair
The Chair of the Committee shall be as appointed by the Board from time to time. The Chair shall preside over meetings of the Committee. The Chair shall also serve as Lead Director with respect to non-management Board member duties. The Lead Director’s responsibilities shall be: (a) to preside over executive sessions of non-management directors conducted pursuant to the Corporate Governance Guidelines; (b) to conduct Director interviews annually including a discussion of each individual Director’s self-assessment of his/her contribution, prior to nomination for election at the next annual meeting; (c) to discuss any proposed changes to committee assignments with each affected Director annually in advance of the Committee making its committee recommendations to the Board; and, (d) such other duties as described in the Corporate Governance Guidelines.
Specific Responsibilities and Duties
The Board delegates to the Committee responsibility to review and make recommendations to the Board as to:
•Board Composition. In accordance with the Company’s Articles of Incorporation, Bylaws and Corporate Governance Guidelines and the listing rules of the NASDAQ Stock Market, evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.
•Board Compensation. Recommend for approval by the Board of Directors changes in Board compensation and insurance.
•Selection of New Director Nominees. The Chairman of the Board shall consult with the Committee and shall cause the Committee to be provided with such support as the Committee may request. The Committee shall actively identify, recruit, interview and evaluate individuals qualified to become Board members. The Committee shall recommend to the Board the persons to be nominated by the Board for elections as Directors at the annual meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board.

•Shareholder Director Nominees. In accordance with the procedures and requirements of both the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws, the Committee shall also consider director nominations from the Company’s shareholders and recommend to the Board whether or not to include such candidates for nomination in the Company’s proxy materials. Nominations from shareholders which are made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the Company's Bylaws shall be considered and evaluated using the same criteria as all other nominations.
•Criteria for Selecting Directors. The Board’s criteria for selecting Directors are set forth in the Company’s Corporate Governance Guidelines. Such criteria shall guide the Committee when selecting director nominees. The Committee shall review, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. This review shall include consideration of age, Board tenure, expertise, and diversity of knowledge, skills, and experience in the context of the needs of the Board.
•Committees. The Committee shall periodically review the Board’s Committee structure and recommend to the Board the Directors to be appointed to each of the Board’s Committees. This review shall include assessment of independence of the members of the Board’s Committees under applicable federal securities laws and the rules and regulations of the NASDAQ Stock Market.
•Related Party Transactions. The Committee shall review and approve the related party nature of all “related party” transactions, as defined under applicable federal securities laws.
•Independence of the Board. The Committee shall monitor the independence of the Board, assuring that the majority of the Board consists of independent Directors (as defined in the Committee Membership section above) and review and assess any potential conflicts of interest between Directors and the Company.
•Corporate Governance Guidelines. The Committee shall periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.
•Environmental, Social and Governance. The Committee shall periodically review and reassess management's environmental, social and governance framework and initiatives.
•Code of Conduct. The Committee shall periodically review and reassess the adequacy of the Company’s Code of Conduct and recommend any proposed changes to the Board for approval.
•Charter. On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
•General Authority. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Board or the Committee deems necessary or appropriate.
Powers
•Search Firms. The Committee shall have the sole authority to retain and terminate any search firm used to identify director nominees. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any search firm engaged by the Committee.
•Independent Advisors. The Committee shall have the authority to retain independent advisors (including without limitation legal and accounting advisors) to assist in carrying out its responsibilities and duties. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any such advisors retained by the Committee.
Procedures and Administration
•Meetings. The Committee shall meet at such times as it deems necessary or appropriate but not less than three (3) times per year.. Meetings may be held in person or telephonically. Members of management and/or consultants or advisors may be invited by the Committee to participate in meetings to provide information and expertise and to facilitate discussion when appropriate.
•Quorum. A simple majority of the members of the Committee shall constitute a quorum for the taking of any action by the Committee.

•Notice. Notice of any meeting shall be deemed given and received if transmitted at a time and in the manner set forth in the Company’s Bylaws for a notice of meetings of directors generally, and if so transmitted shall be deemed effective as set forth in the Bylaws.
•Minutes. The Committee shall maintain written minutes of each Committee meeting. Such minutes shall be distributed to each member of the Committee and to the other members of the Board.
•Reports. The Committee shall report to the Board concerning each meeting of the Committee and as otherwise requested by the Chairman of the Board.
•Self-Evaluation. The Committee shall evaluate its own performance at least annually.

EXHIBIT D: 2025 STOCK INCENTIVE PLAN

NORTHRIM BANCORP, INC.
2025 STOCK INCENTIVE PLAN
I.
GENERAL PROVISIONS
1. Purpose

The purpose of this Plan is to provide additional incentives to selected key employees and officers of Northrim BanCorp, Inc. and related entities, thereby helping to attract and retain the best available personnel for positions of responsibility with such corporations and otherwise promoting the success of the business activities of such corporations. The incentives will be in the form of options to purchase shares of the Company’s common stock, other awards of the Company’s common stock (whether payable or denominated in common stock), and Stock Appreciation Rights.

2. Definitions

As used in this Plan, the following definitions shall apply:

“Award” shall mean any grant of an Option, Restricted Stock, Restricted Unit, Performance Shares, Performance Units, Stock Appreciation Right, or Dividend Equivalent Right.

“Award Agreement” shall mean a written agreement (which may also be in electronic form) that details the terms and conditions of a particular Award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, when used in connection with the termination of a Grantee’s employment or other service relationship with the Employer, a termination attributable to the Grantee’s (a) willful refusal to perform his or her obligations to the Employer, following a reasonable notice and cure period, (b) misappropriation of the Employer’s assets or flagrant mistreatment of subordinate employees, (c) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise, which is likely to have a detrimental impact on the Employer and its operations, or (d) engaging in activities directly in competition or antithetical to the best interests of the Employer. To the extent a Grantee is a party to an employment agreement or offer letter of employment with the Employer that defines “cause” or a similar term, then the meaning set forth in that agreement shall also be considered “Cause” for purposes of this Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Company’s common stock.

“Committee” shall mean the Committee appointed by the Board in accordance with Section 4(a) of this Part I.

“Company” shall mean Northrim BanCorp, Inc., a bank holding company headquartered in Anchorage, Alaska.

“Dividend Equivalent Right” shall mean a right awarded to a Grantee pursuant to Part IV of this Plan to receive payment of an amount equivalent to the dividend that would be paid on a specified number of Shares just as if the Grantee owned the Shares. Dividend Equivalent Rights may be granted alone or in connection with any other Award other than an Option or Stock Appreciation Right.

“Effective Date” shall mean May 22, 2025, the date the shareholders of the Company approve this Plan.

“Eligible Participants” shall mean the key employees and officers of the Employer who are eligible to receive Awards under this Plan, in accordance with Section 4(c) of this Part I.

“Employer” shall mean the Company or any Related Entity that now exists or is hereafter organized or acquired by the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq Small Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or
(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or
(c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined by the Committee.

The Company acknowledges that Code Section 409A generally applies to deferred compensation, but provides an exception for stock options and stock appreciation rights with an exercise price no less than the fair market value of the underlying stock as of the time of grant. To satisfy the applicable exception, “Fair Market Value” under this Plan is intended to satisfy the standards of fair market value for purposes of Code Section 409A.

“Good Reason” shall mean, unless otherwise provided in an Award Agreement or other agreement between the Grantee and the Company, the occurrence of one or more of the following without the Grantee’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Grantee describing the applicable circumstances (which notice must be provided by the Grantee within ninety (90) days of the Grantee’s knowledge of the applicable circumstances): (i) any material, adverse change in the Grantee’s duties, responsibilities, or authority; (ii) a material reduction in the Grantee’s base salary or bonus opportunity; or (iii) a geographical relocation of the Grantee’s principal work location by more than fifty (50) miles which results in an increased commute.

“Grant Date” shall mean the date on which the Committee completes the corporate action relating to the grant of an Award and all conditions to the Grant have been satisfied, provided that conditions relating to exercisability, vesting or similar conditions shall not defer the Grant Date.

“Grantee” shall mean an individual or entity who has received an Award under this Plan.

“Option” shall mean a right to purchase Shares in accordance with the provisions of Part II of this Plan. No Options under this Plan are intended to qualify as “incentive stock options” as defined in Code Section 422.

“Option Price” shall mean the amount to be paid by a Grantee to exercise an Option.

“Performance Shares” shall mean Shares awarded to a Grantee, where the Grantee’s continued retention of the Shares is subject to the satisfaction of specific performance-based criteria, pursuant to Part III of this Plan.

“Performance Units” shall mean a right awarded to a Grantee to receive Shares (one Share for each Performance Unit) upon the satisfaction of specified performance-based criteria, pursuant to Part III of this Plan. At the discretion of the Committee, Performance Units may be paid in cash in an amount equivalent to the Fair Market Value of the Shares otherwise payable to the Grantee, or a combination of cash and Shares.

“Plan” shall mean this Northrim BanCorp, Inc. 2025 Stock Incentive Plan.

“Prior Plans” shall mean the, the Company’s 2014 Stock Incentive Plan, the Company’s 2017 Stock Incentive Plan, the Company’s 2020 Stock Incentive Plan, and the Company’s 2023 Stock Incentive Plan.

“Related Entity” shall mean any entity that, directly or indirectly, is in control of, or under control with, the Company. For this purpose, the term “control” shall have the meanings assigned such term for the purposes of registration of securities on Form S-8 under the Securities Act.

“Restricted Stock” shall mean Shares awarded to a Grantee, where the Grantee’s continued retention of the Shares is subject to various restrictions, such as continued employment for a designated period, etc.

“Restricted Units” shall mean a right awarded to a Grantee to receive Shares (one Share for each Restricted Unit) upon the satisfaction of specified conditions, such as continued employment for a designated period, etc. At the discretion of the Committee, Restricted Units may be paid in cash in amount equivalent to the Fair Market Value of the Shares otherwise payable to the Grantee, or a combination of cash and Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean shares of Common Stock.

“Stock Appreciation Right” shall mean a right awarded to a Grantee pursuant to Part IV of this Plan to receive a cash payment equal to the appreciation (if any) in the Fair Market Value of a Share from the date of grant until the Stock Appreciation Right is exercised. At the discretion of the Committee, payment may be made by delivering an amount of Shares that have a Fair Market Value equal to the cash otherwise payable to the Grantee, or a combination of cash and Shares.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines.

3. Shares Subject to the Plan.

(a) Total Shares Available. Subject to adjustment under Section 3(b) below, a total of 325,000 Shares shall be authorized for Awards granted under the Plan, less one Share for every one Share that was subject to an option or stock appreciation right granted under the Company’s 2023 Stock Incentive Plan (the “2023 Plan”) after December 31, 2024 and prior to the Effective Date and three Shares for every one Share that was subject to an award other than an option or stock appreciation right granted under the 2023 Plan after December 31, 2024 and prior to the Effective Date. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as three Shares for every one Share granted. No awards may be granted under any Prior Plan on or after the Effective Date. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2024 any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, as provided below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 31, 2024, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan as provided below. Notwithstanding any other Plan provision to the contrary, the following Shares shall not be added to the Shares authorized for grant under this Section: (i) Shares tendered by the Grantee or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2024, an option under any Prior Plan, (ii) Shares tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2024, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2024, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2024, options under any Prior Plan;

Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one Share for every one Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as three Shares for every one Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above in this Section 3(a). Additionally, in the event that a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company prior to such acquisition or combination.

(b) Adjustments to Shares Available. The number of Shares covered by each outstanding Award, the number of Shares available for grant of additional Awards, and the Option Price of outstanding Options (and grant or exercise price of outstanding Stock Appreciation Rights), shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any merger, reorganization, recapitalization, stock split, reverse stock split, spin-off, or other subdivision or consolidation of Shares, the payment of any dividend or distribution (whether in cash, Shares or other property, other than a regular cash dividend), any other increase or decrease in the number of Shares which is effected without receipt of consideration by the Company, or other change in corporate structure affecting the Shares or value thereof; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee (taking into consideration the accounting and tax consequences), whose determination in that respect shall be final, binding and conclusive.

(c) Payment With Shares. Subject to the overall limitation on the number of Shares that may be delivered under this Plan, the Committee may, in addition to granting Awards, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

4. Plan Administration.

(a) The Committee. This Plan shall be administered by the Compensation Committee of the Board or such other Committee as shall be appointed by the Board. The Committee shall consist solely of two or more non-employee members of the Board, with the intent that the Committee members satisfy any applicable requirements under the NASDAQ rules and the insider trading requirements of Rule 16b issued under the Exchange Act. If the Committee does not exist, or if the Board chooses to directly exercise its powers under this Plan, then the Board may take any action under this Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution for existing members, and fill vacancies (however caused). The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

At least annually, the Committee shall present a written report to the Board indicating the Eligible Participants to whom Awards have been granted since the date of the last such report, and, in each case, the Awards’ Grant Dates, the number of Shares covered by the Awards, and the Option Price or Fair Market Value of the shares awarded.

To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company: (A) designate employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such employees and (C) cancel or suspend Awards to such employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

(b) Powers of the Committee. Subject to the provisions and limitations of this Plan, the Committee shall have the authority and discretion:

(i)to determine the Eligible Participants to whom Awards are to be granted, the times of grant, and the number of Shares covered by each Award;
(ii)to determine the Option Price, subject to the provisions of Subparagraph 2(b) of Part II of this Plan;
(iii)to determine the types and other terms and conditions of each Award granted under this Plan (which need not be identical), including performance and/or vesting contingencies;
(iv)to modify, waive, or amend the terms of any Award previously granted, or to grant substitute Awards, subject to Part V;
(v)to interpret this Plan, and all actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Awards shall be final, conclusive, and binding upon all parties;
(vi)Subject to Part V, Section 2, to correct any defect, supply any omission, or reconcile any inconsistency (a) within this Plan, (b) between this Plan and any related agreement, or (c) between this Plan and any rule or regulation promulgated under this Plan, in the manner and to the extent the Committee deems appropriate to carry out this Plan;
(vii)to authorize any person or persons to execute and deliver Award Agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Awards by the Committee; and
(viii)to make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions and applicable law.

All decisions, determinations, and interpretations of the Committee shall be final and binding upon all persons, including all Grantees and any other holders or persons interested in any Award, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or an Award.

(c) Eligibility. Awards may be granted to any Eligible Participant whom the Committee determines, in its discretion, to be a key employee or officer of the Employer. Granting of Awards pursuant to this Plan shall be entirely within the Committee’s discretion, and the adoption of this Plan shall not confer upon any individual a right to receive any Award, unless and until such Awards are granted by the Committee, in its sole discretion. Neither the adoption of this Plan nor the granting of any Awards shall confer upon any individual any right with respect to continuation of employment, nor shall the same interfere in any way with his or her right (or with the right of the Company or a Related Entity) to terminate his or her employment at any time.

(d) Transferability of Awards. Except as provided below, no Award shall be transferable by a Grantee other than (i) by the Grantee’s last will and testament, (ii) in accordance with the beneficiary designation in the form approved by the Committee and filed by the Grantee with the Committee during the Grantee’s lifetime or (iii) by the applicable laws of descent and distribution. In particular, except as provided below, during a Grantee’s lifetime only the Grantee, or his or her guardian or legal representative, may exercise Options possessed by the Grantee. No Shares associated with grants of Restricted Stock, Restricted Units, Performance Shares or Performance Units may be sold, exchanged, transferred, pledged or otherwise disposed of during the corresponding restriction or performance period. Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Grantee may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Grantee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Grantee or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan.

The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

(e) Tax Withholding. As described in various provisions of this Plan, the payment of benefits in connection with Awards may impose on the Employer the obligation to withhold taxes. The Employer may delay payment or transfer of Shares until arrangements have been made to satisfy any tax withholding obligations. In addition, tax withholding in connection with all Awards under this Plan may be accomplished through the withholding of Shares, provided that the number of Shares withheld shall be limited to the minimum required tax withholding rate for the Grantee (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost, otherwise deliverable in connection with the Award and as determined by the Committee;

(f) Settlement of Awards; Deferral of Income. Except to the extent provided otherwise in the corresponding Award Agreement, the Committee has the discretionary authority to determine that any payment or settlement pursuant to an Award issued under this Plan may be paid or settled in cash or Shares of equivalent value. To the extent available under non-qualified deferred compensation arrangements maintained by the Employer, the Committee may extend to a Grantee the ability to elect to defer the receipt of cash otherwise payable pursuant to any Awards, except Options and the Stock Appreciation Rights, which deferral elections may serve to delay the recognition of taxable income by the Grantee. The ability of a Grantee to make a deferral election with respect to an Award shall be controlled by the provisions of the particular Award Agreement, which may be modified by the Committee, in its complete discretion, after the initial grant of the Award.

(g) Termination for Cause. Except to the extent provided otherwise in the corresponding Award Agreement, to the extent a Grantee’s employment with the Company or a Related Entity is terminated for Cause, the Grantee’s outstanding and still contingent Awards shall immediately become null and void. Specifically, any outstanding unexercised Options, whether vested or unvested, shall immediately terminate. Similarly, any grants of Restricted Stock, Restricted Units, Performance Shares, Performance Units, Stock Appreciation Rights or Dividend Equivalent Rights under this Plan, which have not yet been paid to the Grantee, or remain subject to performance or other criteria that the Grantee has not yet fulfilled, shall immediately forfeit and become null and void.

5. Code Section 409A. The Company acknowledges that Code Section 409A applies to deferred compensation, including stock options and stock appreciation rights which do not satisfy an exemption from Code Section 409A. The Company intends for this Plan and the Options and the Stock Appreciation Rights issued hereunder to satisfy an exemption under Code Section 409A (or otherwise to be in compliance), and this Plan and all Award Agreements will be interpreted to that end. The Company reserves the right to amend this Plan and any Award Agreement as necessary to comply with Code Section 409A or an applicable exemption, including (but not limited to) an amendment that adjusts the Option Price associated with an Option or the exercise price associated with a Stock Appreciation Right, which may be necessary for an Option or Stock Appreciation Right to comply with an exemption available for stock options and stock appreciation rights under the regulations issued pursuant to Code Section 409A.

6. Section 16(b) Compliance; Bifurcation of Plan. As long as the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan and the Awards granted under this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act (or any successor rule). If any Plan provision is later found not to be in compliance with Rule16b-3, the provision shall be deemed null and void, or if possible construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Committee, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Grantees who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Grantees. This provision shall not obligate the Company to undertake registration of any of the Awards or shares of Common Stock.

7. Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Alaska.

II.
STOCK OPTIONS

1. Eligibility.

Options may be awarded to any Eligible Participant, as determined in the complete discretion of the Committee.

2. Terms and Conditions of Options.

All Options granted pursuant to this Plan must be authorized by the Committee or its designees and shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee shall prescribe, and documented in written Award Agreements in such form as the Committee shall from time to time approve. Unless waived or modified by the Committee, all Options shall be subject to the following terms and conditions:

(a) Number of Shares; Annual Limitation. Each Award Agreement shall state the number of Shares available under the Option. Any number of Options may be granted to a single Grantee at any time and from time to time. The Option Price for the Shares available pursuant to the Option shall be such price as is determined by the Committee, but in no event less than the Fair Market Value of the Common Stock as of the Grant Date, except as provided under Section 2(g) of this Part II.

(b) Option Price and Consideration. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing.

(c) Term of Option. No Stock Option granted pursuant to this Plan shall in any event be exercisable after the expiration of ten (10) years from the Option’s Grant Date. Subject to the foregoing and other applicable provisions of this Plan, the term of each Option shall be determined by the Committee in its discretion. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

(d) Manner of Exercise; Conditions. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. Shares of Common Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option as the Committee determines to be desirable. Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Grantee has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Grantee the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (in accordance with Section 4(e) of Part I); provided, however, any fractional Share shall be settled in cash.

(e) Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the Alaska Securities Act or applicable securities statutes of other states, the rules and regulations promulgated under all such statutes, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

The Company will use its best efforts to obtain from the appropriate regulatory agencies any requisite authorization in order to issue the number of shares of its Common Stock as needed to satisfy the requirements of this Plan. The Company’s inability to obtain the authority that Company’s counsel deems to be necessary for the lawful issuance of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance of such shares.

As a condition to the exercise of an Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any applicable law.

(f) Merger, Sale of Assets, etc. Except as otherwise provided in the Award Agreement that evidences an Option, in the event of a merger or other reorganization of the Company with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Company), or in the event of a sale of substantially all of the assets of the Company, or in the event of a dissolution or liquidation of the Company, the disposition of all outstanding and unexercised Options shall proceed as determined by the Committee, which determination may include (but shall not be limited to) an elimination of all unvested Options and termination of all vested Options following a reasonable period of time during which Grantees may exercise their vested Options and the additional acceleration with respect to the vesting and exercisability of unvested Options immediately prior to, upon or after the merger or other transaction. Notwithstanding the foregoing, any acceleration of vesting or exercisability of Options in connection with such merger or other transaction described above, shall be contingent on the consummation of the merger or other transaction. In the case of any Option or Stock Appreciation Right with an exercise price or base price that equals or exceeds the price paid for a share of Common Stock in connection with the merger or other change in control transaction, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(g) Substitute Stock Options. In connection with the acquisition by the Company or any Related Entity, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business whose employees have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan that confers upon the Grantee substantially the same benefits as the old option. Notwithstanding Section 2(a) of this Part II, an Option may be granted with an Option Price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option pursuant to such a corporate transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such Option is an “incentive stock option” (within the meaning of Section 422 of the Code), or is otherwise compliant with Section 409A of the Code).

(h) Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any option or the disposition of any Shares issued upon exercise of an Option, including, but not limited to, (i) withholding from any Grantee exercising an Option a number of Shares having a Fair Market Value equal to the amount required to be withheld by the Employer under applicable tax laws (up to the minimum required tax withholding rate for the Grantee (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost, in accordance with Section 4(e) of Part I), and (ii) withholding from any form of compensation or other amount due a Grantee or holder of Shares issued upon exercise of an Option any amount required to be withheld by the Employer under applicable tax laws.

(i) Other Provisions. Award Agreements executed pursuant to this Plan may contain such other provisions as the Committee shall deem advisable. The possession of an Option shall not, in and of itself, convey to the Grantee any of the rights or attributes of a shareholder, but only the right (subject to certain conditions) to exercise the Option and receive Shares.

III.
OTHER STOCK AWARDS

1. Types of Awards.

In addition to Options, Stock Appreciation Rights and Dividend Equivalent Rights, other Awards available under this Plan include grants of Restricted Stock, Restricted Units, Performance Shares and Performance Units. Awards of Restricted Stock, Restricted Units, Performance Shares and Performance Units shall be subject to any vesting and forfeiture provisions set forth in the applicable Award Agreement; provided that the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate. Awards under this Part III may be subject to the achievement of performance goals designated by the Committee and the corresponding Award Agreement. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The performance goals that may be used by the Committee for such

Awards will consist of goals measuring one or any combination of the following factors: Revenue; net interest margin; net interest income; non-interest income; net income; pre- or post-tax income; earnings per share; return on equity; return on assets; share price performance; total shareholder return; improvement in or attainment of expense levels; asset growth; loan growth; deposit growth; growth in other components of the Company’s balance sheet; asset quality, regulatory capital levels; or any other metric as determined by the Committee in its discretion. Performance goals may be measured solely on a corporate, subsidiary or division or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may also exclude the impact of an event or occurrence or charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, other unusual infrequently occurring or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

The Committee may adjust downwards or upwards the amount payable pursuant to such an Award. The Committee must certify, in writing, the amount of the Award for each Grantee for such performance period before payment of the Award is made.

2. Eligibility.

Awards under this Part III may be granted to any Eligible Participant, as determined by the Committee in its complete discretion.

3. Shares Subject to Award.

The Shares subject to Awards under this Part III are as described in Section 3 of Part I of this Plan.

4. Voting Rights and Dividends.

Grantees who have been awarded grants of Restricted Stock or Performance Shares shall have the right to vote all the received Shares during the restriction or performance period. Whenever such voting rights are to be exercised, the Company shall provide the Grantee with the same notices and other materials as provided to other shareholders, and the Grantee shall be provided adequate opportunity to review the notices and materials and vote the Shares associated with the grants of Restricted Stock and Performance Shares. As provided in the applicable Award Agreements, dividends or Dividend Equivalent Rights authorized by the Company and payable in connection with Shares that are subject to grants of Restricted Stock or Performance Shares may be reinvested in additional Shares, otherwise reinvested, or accumulated and credited to a bookkeeping account, but in any event shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid unless and until the underlying Award is vested.

5. Effect of Change in Control Transaction.

Except as otherwise provided in an Award Agreement that evidences an Award, in the event of a merger or other reorganization of the Company with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Company), or in the event of a sale of substantially all of the assets of the Company, or in the event of a dissolution or liquidation of the Company, the Committee shall have the discretion to determine whether, and to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered in connection with such event, including (but not limited to) a cancellation of any outstanding Awards and payment to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event and the additional acceleration of vesting of unvested Awards upon or after the event. Notwithstanding the foregoing, any acceleration of vesting of Awards in connection with such merger or other transaction described above, shall be contingent on the consummation of the transaction event. In addition, in connection with the acquisition by the Company or any Related Entity, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business whose employees have been granted stock awards, the Committee is authorized to issue, in substitution of any such award, a new Award under this Plan that confers upon the Grantee substantially the same benefits as the old award.

IV.
STOCK APPRECIATION AND DIVIDEND EQUIVALENT RIGHTS

1. Stock Appreciation Rights.

In addition to other Awards available under this Plan, the Committee may grant Stock Appreciation Rights. Any grant of Stock Appreciation Rights may, but need not be, associated with Shares subject to a specific Option. If a grant of Stock Appreciation Rights is associated with Shares subject to a specific Option, then, unless otherwise provided in the applicable Award Agreement, the Stock Appreciation Rights shall terminate upon (a) the expiration, termination, forfeiture or cancellation of the Option or (b) the exercise of such Option. Similarly, if a grant of Stock Appreciation Rights is associated with Shares subject to a specific Option, then, unless otherwise provided in the applicable Award Agreement, the Option associated with the Stock Appreciation Rights shall terminate upon the exercise of the Stock Appreciation Rights. Each grant of Stock Appreciation Rights shall be evidenced by an Award Agreement that specifies the term, which in no event may exceed ten years from the date of grant. In addition, each Award Agreement representing a grant of Stock Appreciation Rights will designate the applicable Fair Market Value of a Share as of the Grant Date (provided that, substitute Stock Appreciation Rights Awards may be granted under terms and circumstances similar to those described in Part II, Section 2(g) with respect to substitute Options). The possession of a Stock Appreciation Right shall not, in and of itself, convey to the Grantee any of the rights or attributes of a shareholder, but only the right (subject to certain conditions) to receive payment in connection with appreciation (if any) of the Shares.

Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement to the extent permitted by Code Section 4049A

2. Dividend Equivalent Rights.

In addition to other Awards available under this Plan, the Committee may grant Dividend Equivalent Rights. The grant of Dividend Equivalent Rights may be made as discrete and separate Awards, or in connection with Shares associated with a grant of Restricted Stock, Restricted Units, Performance Shares, or Performance Units. A Grantee holding Dividend Equivalent Rights will be entitled to payment of an amount equivalent to the dividends that would have been paid on the associated Shares, just as if the Grantee held the Shares on which the Dividend Equivalent Rights were based (less applicable withholding taxes). As provided in the corresponding Award Agreement, the grant of Dividend Equivalent Rights may be subject to various restrictions, which the Grantee must first satisfy before receiving payment pursuant to the Dividend Equivalent Rights. Notwithstanding the foregoing, Dividend Equivalent Rights credited in connection with any Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid unless and until the underlying Award vests.

3. Eligibility.

Awards under this Part IV may be granted to any Eligible Participant, as determined by the Committee in its complete discretion.

4. Shares Subject to Stock Appreciation and Dividend Equivalent Rights.

The Shares subject to Awards under this Part IV are as described in Section 3 of Part I of this Plan.

5. Exercise of Stock Appreciation Rights.

Upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive a cash payment for each Share covered by the portion of the Stock Appreciation Right being exercised, which payment is equal to the excess of (a) the Fair Market Value of a Share on the exercise date over (b) the Fair Market Value of a Share as of the date the Stock Appreciation Right was granted, as designated in the corresponding Award Agreement, or such greater amount as designated in the Award Agreement. All payments in connection with the exercise of Stock Appreciation Rights shall be made as soon as practicable, but in no event later than seven (7) business days after the effective date of the exercise of the Stock Appreciation Right. Each Stock Appreciation Right may be exercised on such date or dates, and during such period and with respect to a number of Shares, as determined by the Committee and as set forth in the corresponding Award Agreement. The exercise of a Stock Appreciation Right shall also be subject to such terms and conditions as specified in the corresponding Award Agreement, which conditions may include minimum exercise amounts and the ability to elect a partial exercise. Unless provided otherwise in the Award Agreement, each Stock Appreciation Right shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five (5) business days in advance of the effective date of the proposed exercise. The notice shall be accompanied by the applicable Award Agreement and specify the number of Shares with respect to which the Stock Appreciation Right is being exercised and the effective date of the proposed exercise.

Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the price per Share, the Grantee has not exercised the Stock Appreciation Right, and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Stock Appreciation Right. In such event, the Company shall deliver to the Grantee the number of Shares for which the Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (in accordance with Section 4(e) of Part I); provided, however, any fractional Share shall be settled in cash.

V.
ADOPTION, AMENDMENT, TERMINATION PROVISIONS, AND RECOUPMENT

1. Term of this Plan.

a.The Plan, as adopted by the Board on March 27, 2025, shall become effective upon and subject to shareholder approval at the Company’s 2025 shareholder annual meeting (the “2025 Annual Meeting”). This Plan shall expire on the tenth (10th) anniversary of the Effective Date, provided that any outstanding Awards at that time will continue for the duration of the Award, in accordance with the terms of this Plan and the applicable Award Agreement. Upon the Board’s adoption of this Plan and subject to approval of this Plan by the Company’s shareholders at the 20254 Annual Meeting, no new awards shall be granted under the Company’s 2023 Stock Incentive Plan. For the avoidance of doubt, if this Plan is not approved by the Company’s shareholders at the 2025 Annual Meeting, then the Northrim Bancorp, Inc. 2023 Stock Incentive Plan, as in effect immediately prior to the Board’s adoption of this Plan, shall continue to exist and operate according to all of its terms and conditions.

2. Amendment, Early Termination of the Plan, and Modification of Awards.

(a) Amendment or Early Termination. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without proper approval of shareholders of the Company, no such revision or amendment shall:

(i)increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 3(b) of Part I,
(ii)increase the parameters of Eligible Participants, or
(iii)make any amendment to this Plan that would require shareholder approval under any applicable law or regulation.

(b) Modification and Amendment of Awards; Prohibition on Repricing. Subject to the requirements of the Code and to the terms and conditions and within the limitations of this Plan, the Committee may modify or amend outstanding Options granted under this Plan. The modification or amendment of an outstanding Option shall not, without the consent of the Grantee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Grantee. In addition, except as provided in Section 3(b) of Part I or in connection with Section 5 of Part III, neither the Board nor the Committee may, without the approval of the Company’s shareholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award.

3. Shareholder Approval.

Continuance of the Plan shall be subject to proper approval of this Plan by the shareholders of the Company at a duly convened meeting of the shareholders of the Company, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board.

4. Recoupment.

By accepting an Award hereunder the Grantee acknowledges that such Award shall be subject to the Company’s Compensation Recovery Policy, as it may be amended from time to time.

CERTIFICATE OF ADOPTION
I certify that the foregoing Plan was adopted by the Board of Directors of Northrim BanCorp, Inc. on March 27, 2025 and by the shareholders of Northrim BanCorp, Inc. on May __, 2025.

Stefan Saldanha
Corporate Secretary

Northrim BanCorp, Inc.

3111 C STREET
ANCHORAGE, AK 99503

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NORTHRIM BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect thirteen (13) Directors FOR the term of one year until their successors have been elected or qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Election of Directors

Nominees

01) Anthony J. Drabek
02) Karl L. Hanneman
03) Shauna Z. Hegna
04) Michael G. Huston
05) David W. Karp
06) Joseph P. Marushack
07) David J. McCambridge
08) Krystal M. Nelson
09) Marilyn F. Romano
10) Joseph M. Schierhorn
11) Aaron M. Schutt
12) John C. Swalling
13) Linda C. Thomas

	For	Against	Abstain
The Board of Directors recommends you vote FOR proposal 2.			
2. APPROVAL OF THE 2025 STOCK INCENTIVE PLAN. To approve the Northrim BanCorp, Inc. 2025 Stock Incentive Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3.			
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, by nonbinding vote, the compensation of the named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4.			
4. RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the selection of Moss Adams LLP as the independent registered accounting firm for Northrim BanCorp, Inc. for the fiscal year 2025.	☐	☐	☐

To take such action, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V62275-P27142

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned shareholder(s) of NORTHRIM BANCORP, INC. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Michael G. Huston and Jed W. Ballard, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on March 28, 2025, at the Annual Shareholders' Meeting to be held online at www.virtualshareholdermeeting.com/NRIM2025 on May 22, 2025, at 9:00 A.M., Alaska Daylight Time, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledge(s) receipt of notice for the Annual Shareholders' Meeting on May 22, 2025, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

Continued and to be signed on reverse side